EXHIBIT 2.1

                               PURCHASE AGREEMENT

                                      AMONG

                    SOUTHWEST BANCORPORATION OF TEXAS, INC.,

                  SOUTHWEST BANK OF TEXAS NATIONAL ASSOCIATION,

                      CITIZENS BANKERS LIMITED PARTNERSHIP

                                       AND

                              BAYTOWN LAND I, LTD.



                          Dated as of November 9, 2000

                                TABLE OF CONTENTS


      ARTICLE I SALE AND TRANSFER OF ASSETS; LIQUIDATION OF THE PARTNERSHIP

SECTION 1.1  SALE AND TRANSFER OF ASSETS......................................1
SECTION 1.2  INSTRUMENTS OF CONVEYANCE AND TRANSFER...........................2
SECTION 1.3  RETAINED FUNDS...................................................2
SECTION 1.4  FURTHER ASSURANCES...............................................2
SECTION 1.5  CONSIDERATION FOR SALE AND TRANSFER..............................2
SECTION 1.6  LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP...................4
SECTION 1.7  CONVERSION OF PARTNERSHIP INTERESTS..............................4
SECTION 1.8  SURRENDER OF PARTNERSHIP INTERESTS...............................5

                             ARTICLE II THE CLOSING

SECTION 2.1  CLOSING DATE.....................................................6
SECTION 2.2  EFFECTIVE TIME; PROCEDURE........................................6
SECTION 2.3  CERTIFICATE OF TERMINATION.......................................6


        ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND
                              THE GENERAL PARTNER

SECTION 3.1  ORGANIZATION.....................................................7
SECTION 3.2  BINDING EFFECT...................................................8
SECTION 3.3  CAPITALIZATION...................................................8
SECTION 3.4  FINANCIAL STATEMENTS AND REPORTS.................................9
SECTION 3.5  COMPLIANCE WITH APPLICABLE LAWS; OPERATING AUTHORITIES..........10
SECTION 3.6  ACTIVITIES OF THE PARTNERSHIP AND THE GENERAL PARTNER...........10
SECTION 3.7  CONTRACTS AND COMMITMENTS.......................................11
SECTION 3.8  BROKER'S AND FINDER'S FEES......................................11
SECTION 3.9  PARTNERSHIP RECORDS; OTHER INFORMATION..........................11
SECTION 3.10 REAL PROPERTY OWNED OR LEASED...................................12
SECTION 3.11 PERSONAL PROPERTY...............................................12
SECTION 3.12 ACCOUNTING RECORDS; DATA PROCESSING.............................13
SECTION 3.13 ABSENCE OF CERTAIN CHANGES......................................13
SECTION 3.14 LITIGATION......................................................14
SECTION 3.15 TAX MATTERS.....................................................14
SECTION 3.16 EMPLOYMENT AND SIMILAR AGREEMENTS; OBLIGATIONS UPON
               CHANGE IN CONTROL.............................................15
SECTION 3.17 BENEFIT PLANS...................................................16
SECTION 3.18 LABOR AND EMPLOYMENT MATTERS....................................16
SECTION 3.19 CERTAIN INTERESTS...............................................17
SECTION 3.20 [INTENTIONALLY OMITTED].........................................18
SECTION 3.21 INSURANCE.......................................................18
SECTION 3.22 ENVIRONMENTAL MATTERS...........................................18
SECTION 3.23 INTELLECTUAL PROPERTY RIGHTS....................................19

SECTION 3.24 [INTENTIONALLY OMITTED].........................................19
SECTION 3.25 [INTENTIONALLY OMITTED].........................................20
SECTION 3.26 [INTENTIONALLY OMITTED].........................................20
SECTION 3.27 [INTENTIONALLY OMITTED].........................................20
SECTION 3.28 [INTENTIONALLY OMITTED].........................................20
SECTION 3.29 REGULATION D OFFERING...........................................20
SECTION 3.30 DISCLOSURE......................................................20


      ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SW BANK

                       ARTICLE V COVENANTS OF THE PARTIES

SECTION 5.1  PREPARATION OF OFFERING MEMORANDUM/PROXY STATEMENT..............20
SECTION 5.2  PURSUIT OF REGULATORY APPROVALS.................................21
SECTION 5.3  OTHER CONSENTS..................................................21
SECTION 5.4  PARTNERSHIP AND GENERAL PARTNER ACTIVITIES PENDING CLOSING......22
SECTION 5.5  ONGOING FINANCIAL DISCLOSURE....................................22
SECTION 5.6  ACCESS TO INFORMATION OF THE PARTNERSHIP AND THE GENERAL
               PARTNER.......................................................22
SECTION 5.7  CONFIDENTIALITY.................................................24
SECTION 5.8  [INTENTIONALLY OMITTED].........................................24
SECTION 5.9  STOCK LISTING...................................................24
SECTION 5.10 AFFILIATES' LETTERS.............................................24
SECTION 5.11 [INTENTIONALLY OMITTED].........................................24
SECTION 5.12 TERMINATION OF SEVERANCE AND CONSULTING ARRANGEMENTS............25
SECTION 5.13 CERTAIN NOTIFICATIONS...........................................25
SECTION 5.14 [INTENTIONALLY OMITTED].........................................25
SECTION 5.15 NO INCONSISTENT ACTIONS; POOLING; TAX TREATMENT.................25
SECTION 5.16 TAXES; CONSENT..................................................25
SECTION 5.17 [INTENTIONALLY OMITTED].........................................26
SECTION 5.18 [INTENTIONALLY OMITTED].........................................26
SECTION 5.19 COMPLIANCE WITH APPLICABLE LAW..................................26
SECTION 5.20 CERTAIN ACCOUNTING ADJUSTMENTS..................................26
SECTION 5.21 ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE AGREEMENT.......26
SECTION 5.22 INDEMNIFICATION; INSURANCE......................................27
SECTION 5.23 ACCESS TO INFORMATION OF THE COMPANY AND SW BANK................28
SECTION 5.24 [INTENTIONALLY OMITTED].........................................29
SECTION 5.25 FURTHER ASSURANCES..............................................29
SECTION 5.26 PREPARATION OF SHELF REGISTRATION STATEMENT.....................29
SECTION 5.27 PARTNERS' AGREEMENTS AS TO REGISTRATION STATEMENT...............30
SECTION 5.28 INDEMNIFICATION BY THE COMPANY..................................31
SECTION 5.29 COMBINED REPORT.................................................33
SECTION 5.30 LEGENDS ON CERTIFICATES.........................................33
SECTION 5.31 BEST EFFORTS FOR DECEMBER CLOSING...............................34
SECTION 5.32 REAL ESTATE MATTERS.............................................34

                        ARTICLE VI CONDITIONS TO CLOSING

SECTION 6.1  CONDITIONS TO CITIZENS' OBLIGATION TO CLOSE.....................34
SECTION 6.2  CONDITIONS TO THE COMPANY'S AND SW BANK'S OBLIGATIONS TO CLOSE..36

                             ARTICLE VII TERMINATION

SECTION 7.1  TERMINATION.....................................................38
SECTION 7.2  EFFECT OF TERMINATION...........................................40

                           ARTICLE VIII MISCELLANEOUS

SECTION 8.1  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................40
SECTION 8.2  NOTICES.........................................................41
SECTION 8.3  GOVERNING LAW...................................................42
SECTION 8.4  ENTIRE AGREEMENT................................................42
SECTION 8.5  AMENDMENTS AND WAIVERS..........................................42
SECTION 8.6  SEVERABILITY....................................................42
SECTION 8.7  COUNTERPARTS....................................................42
SECTION 8.8  INTERPRETATION OF AGREEMENT.....................................42
SECTION 8.9  EXPENSES........................................................42
SECTION 8.10 ATTORNEYS' FEES.................................................43
SECTION 8.11 PUBLICITY.......................................................43
SECTION 8.12 BINDING EFFECT..................................................43
SECTION 8.13 THIRD PARTIES...................................................43
SECTION 8.14 GENDER; NUMBER..................................................43
SECTION 8.15 CERTAIN DEFINITIONS.............................................43

EXHIBITS

      Exhibit A - Plan of Liquidation for the Partnership
      Exhibit B - Plan of Liquidation for the General Partner
      Exhibit C - Form of Affiliates' Letter
      Exhibit D - Form of Opinion of Counsel for the Company and SW Bank
      Exhibit E - Form of Opinion of Counsel for the Partnership and the General
                  Partner

SCHEDULES

      Schedule 1.5(a)  Mortgage Loan
      Schedule 3.3(b)  Limited Partners Percentage Ownership
      Schedule 3.5(a)  Non-Compliance with Applicable Laws
      Schedule 3.5(c)  Registrations, Licenses, Permits, etc.
      Schedule 3.7(a)  Mortgages, Leases and Other Contracts
      Schedule 3.7(b)  Breaches of Contract
      Schedule 3.8     Broker's Fee
      Schedule 3.10(a) Real Property
      Schedule 3.10(d) Title Defects to Real Property
      Schedule 3.13    Certain Changes
      Schedule 3.14(a) All Litigation
      Schedule 3.14(b) Material Litigation
      Schedule 3.15(c) Tax Sharing Agreements
      Schedule 3.15(d) Tax Deficiencies
      Schedule 3.16    Employment Agreements
      Schedule 3.17(a) Benefit Plans
      Schedule 3.18(a) Labor Matters
      Schedule 3.19    Contracts with Related Interests
      Schedule 3.21    Insurance Policies
      Schedule 3.23    Trademarks, Service Marks, Trade Names

                               PURCHASE AGREEMENT

      This Purchase Agreement ("Agreement") is entered into as of November 9, 2000 among Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), Southwest Bank of Texas National Association, a national banking association and wholly-owned subsidiary of the Company ("SW Bank"), Citizens Bankers Limited Partnership., a Texas Limited Partnership ("the Partnership"), and Baytown Land I, Ltd., a Texas Limited Partnership, as general partner of the Partnership (the "General Partner").

                                    RECITALS

      A. This Agreement provides for the transfer to SW Bank of the entire business, and all of the property and assets of the Partnership, in exchange for shares of Common Stock, $1.00 par value, of the Company ("Company Common Stock") and the assumption by SW Bank of all of the liabilities and obligations of the Partnership, subject to the further provisions of this Agreement, to be followed by (i) the liquidation of the Partnership, the distribution of the Company Common Stock to the General Partner and the limited partners (the "Limited Partners") of the Partnership in accordance with their respective interests, and the dissolution of the Partnership, and (ii) the liquidation of the General Partner, the distribution of the Company Common Stock received by the General Partner to the general partner and limited partners of the General Partner in accordance with their respective interests, and the dissolution of the General Partner, all upon the terms and subject to the conditions herein set forth. The General Partner and the Limited Partners are referred to herein collectively as the "Partners" or individually as a "Partner."

      B. On October 16, 2000, the Company entered into an Agreement and Plan of Merger with Citizens Bankers, Inc., a Texas corporation ("Citizens"), dated the date hereof (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Citizens with and into the Company, the consummation of which is to occur simultaneously with the consummation of the transactions contemplated by this Agreement.

      C. Certain capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 8.15 hereof.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

           SALE AND TRANSFER OF ASSETS; LIQUIDATION OF THE PARTNERSHIP

      SECTION 1.1 SALE AND TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, the Partnership agrees to sell, convey and deliver to SW Bank, and SW Bank agrees to purchase and accept at the Closing (as hereinafter defined), all of the assets, properties and business as a going concern of the Partnership, including without limitation the office building located at 1300 Rollingbrook, Baytown, Texas, the assets, properties and goodwill of the Partnership on the Closing Date (as hereinafter defined), but excluding such portion of the funds in the account referred to in Section 1.3 herein as is expended in accordance with the provisions of such Section (such assets, properties and business as a going concern of the Partnership being sometimes hereinafter called the "Partnership Assets").

      SECTION 1.2 INSTRUMENTS OF CONVEYANCE AND TRANSFER. The Partnership will deliver to SW Bank at the Closing:

            (a) such special warranty deed or deeds, lease termination agreement, conveyances, bills of sale, endorsements, assignments and other good and sufficient instrument of conveyance and transfer, in form reasonably satisfactory to SW Bank's counsel and the Partnership's counsel, as shall be effective to vest in SW Bank all of the Partnership's title to and interest in the Partnership Assets, all as provided in this Agreement; and

            (b) all of the Partnership's contracts and commitments, books, records (except any minute and stock books and any other records which the Partnership, by law, is required to retain in its possession) and other data in the Partnership's possession relating to its assets, business and operations, and simultaneously with such delivery, will take such reasonable steps as may be requisite to put SW Bank in actual possession and operating control of such assets and business.

      SECTION 1.3 RETAINED FUNDS. In order to provide for the payment of the liquidation, dissolution and winding up expenses of the Partnership incurred after the Closing Date, the Partnership will, on or prior to the Closing Date, establish and fund a special account of the Partnership with Citizens Bank and Trust Company of Baytown, Texas. Funds deposited by the Partnership in such account shall not exceed $10,000 for purposes of discharging all such expenses. The persons authorized to draw upon this account shall be agents designated by the General Partner; withdrawals shall be made, however, only after the Closing Date and for purposes and in amounts previously approved in writing by representatives of the Company and SW Bank. As promptly as practicable after the Closing Date, and from time to time thereafter, the Partnership shall ascertain, in its reasonable discretion, whether any amount in the account will not be required for the purpose of paying the expenses described above. When and as the Partnership shall have made such determination, it shall promptly transfer and assign to SW Bank any such amount not so required.

      SECTION 1.4 FURTHER ASSURANCES. The General Partner hereby agrees that, from time to time, at the request of SW Bank and without further consideration, the General Partner will execute and deliver such additional instruments of conveyance and transfer and take such other action on behalf of the Partnership as SW Bank reasonably may require more effectively to sell, convey and deliver to SW Bank the Partnership Assets, all of which shall be deemed effective as of the Effective Time.

      SECTION 1.5 CONSIDERATION FOR SALE AND TRANSFER. At the Closing, subject to the terms and conditions of this Agreement and in full consideration for the aforesaid sale, conveyance and delivery of the Partnership Assets,

            (a) the Company will issue, transfer and deliver to the Partnership a certificate or certificates bearing a legend to reflect delivery pursuant to this Agreement representing a number of shares of Company Common Stock equal to the Adjusted Company Shares. The "Adjusted Company Shares" shall be a number equal to (A) $3,450,000 divided by (B) the Company Measurement Price. The "Company Measurement Price" is defined as the average of the closing prices of a share of Company Common Stock as reported by Nasdaq during the period of 15 trading days ending on the day that is five business days preceding the Closing Date (the "Determination Period"), provided, however, that (i) if the Company Measurement Price is equal to or greater than $32.50, it shall be deemed to be equal to $32.50 (the "Maximum Company Measurement Price"), and (ii) if the Company Measurement Price is equal to or less than $30.2326, it shall be deemed to be equal to $30.2326 (the "Minimum Company Measurement Price").

            (b) SW Bank will (i) either repay the mortgage loan described in
      Schedule 1.5(b) hereto (the "Mortgage Loan") or fully assume all liabilities and obligations of the General Partner under the Mortgage Loan, to the satisfaction of the General Partner and the mortgagee thereunder, and (ii) obtain from the mortgagee thereunder and deliver to the General Partner a release and cancellation of that certain Limited Guaranty (the "Limited Guaranty") dated January 19, 1996, executed by John
      C. Echols, Douglas W. Stewart and Douglas E. Stewart in favor of American General Life and Accident Insurance Company in connection with the Mortgage Loan, which release and cancellation shall be in form and substance reasonably acceptable to the Partnership's counsel.

            (c) SW Bank will deliver to the Partnership an assumption agreement, a purchaser's certificate and any other documents reasonably requested by the General Partner, in form reasonably satisfactory to the Partnership's counsel, whereby SW Bank assumes and agrees to pay, perform and discharge in due course all debts, liabilities, obligations, taxes and contracts of the Partnership of any kind, character or description, whether accrued, absolute, contingent or otherwise, all as the same may exist at the Closing Date. Notwithstanding the foregoing, such undertaking shall expressly exclude all liabilities and obligations incurred by the Partnership subsequent to the Closing Date. The Company agrees to indemnify and hold the Partnership, the Partners and John C. Echols, Douglas W. Stewart and Douglas E. Stewart as guarantors of a portion of the Mortgage Loan (the "Guarantor Indemnified Parties") harmless against any and all liabilities, claims, damages and expenses, including legal and other expenses of defending any actions relating thereto, which arise out of the failure or the alleged failure of SW Bank to perform its obligations under this Section 1.5. The provisions of this Section 1.5(c) shall survive the Effective Time and the Closing and are intended to be for the benefit of, and shall be enforceable by, the Guarantor Indemnified Parties, their heirs and personal representatives, and the Partnership, the Partners and each of their heirs, personal representatives, successors and assigns, and shall be binding on the Company and its representative successors and assigns. If the Company or any of its successors or assigns
      (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case the Company shall make proper provision so that the successors and assigns of the Company shall assume the obligations set forth in this Section 1.5(c). The Partnership agrees to indemnify and hold the

      Company, SW Bank and their directors, officers and shareholders harmless against any and all liabilities, claims, damages and expenses, including legal and other expenses of defending any action relating thereto which arise out of the failure or alleged failure of the Partnership to satisfy and discharge all the liabilities of the Partnership which are not assumed by SW Bank pursuant to the terms of this Agreement.

      SECTION 1.6 LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP. The General Partner covenants and agrees that the General Partner will, upon consummation of the sale of the Partnership Assets pursuant to this Agreement, immediately take all such action as may be required to dissolve and liquidate the Partnership completely pursuant to a Plan of Liquidation substantially in the form attached hereto as Exhibit A, to distribute to the General Partner and Limited Partners, in accordance with their respective interests, all their right, title and interest in and to the Adjusted Company Shares received by the Partnership pursuant to this Agreement and to dissolve and terminate its partnership existence. In addition, immediately following dissolution and liquidation of the Partnership, the General Partner will take all such action as may be required to dissolve and liquidate the General Partner completely pursuant to a Plan of Liquidation substantially in the form attached hereto as Exhibit B, to distribute to its partners, in accordance with their respective interests, all their right, title and interest in and to the Adjusted Company Shares received by the General Partner pursuant to this Agreement and to dissolve and terminate its partnership existence.

      SECTION 1.7 CONVERSION OF PARTNERSHIP INTERESTS. Upon liquidation and dissolution of the Partnership, the units of equity interest in the Partnership held by each Partner (a "Partnership Interest") issued and outstanding immediately prior thereto, shall, by virtue of such liquidation and dissolution and without any action on the part of the holder thereof, be converted into and exchangeable for a portion of the Adjusted Company Shares calculated in accordance with the respective percentage equity interest in the Partnership of each Partner. Each Partnership Interest shall automatically be canceled and shall cease to exist, and shall thereafter represent the right to receive (i) the number of whole shares of Company Common Stock and (ii) cash in lieu of fractional shares into which the Partnership Interest has been converted pursuant to this Section 1.7 and Section 1.8(e) hereof. Partnership Interests shall be exchanged for certificates representing whole shares of Company Common Stock and cash in lieu of fractional shares issued in consideration therefor pursuant to the procedures described in Section 1.8 hereof, without any interest thereon. If, between the date hereof and the Closing Date, shares of Company Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then (i) the Adjusted Company Shares, the Maximum Company Measurement Price and the Minimum Company Measurement Price will be appropriately and proportionately adjusted so that the number of such shares of Company Common Stock into which Partnership Interests shall be converted will equal the number of shares of Company Common Stock which holders of Partnership Interests would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following Closing Date, and (ii) the Termination Price will likewise be appropriately and proportionately adjusted.

      SECTION 1.8 SURRENDER OF PARTNERSHIP INTERESTS.

      (a) As soon as practicable after the Effective Time, Computershare Investor Services, as Exchange Agent (the "Exchange Agent"), shall mail to each holder of record of a Partnership Interest, a form letter of transmittal and instructions for use in effecting the surrender of the Partnership Interest in exchange for certificates representing the shares of Company Common Stock and the cash in lieu of fractional shares into which the Partnership Interest shall have been converted pursuant to this Agreement. Upon surrender of a Partnership Interest for exchange and cancellation to the Exchange Agent, pursuant to such letter of transmittal, duly executed, the holder of such Partnership Interest shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Company Common Stock to which such holder of Partnership Interest shall have become entitled pursuant to the provisions of
Section 1.7 hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Partnership Interest surrendered pursuant to the provisions of this
Section 1.8. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Partnership Interests.

      (b) No dividends or other distributions declared after the Effective Time with respect to Company Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Partnership Interest until the holder thereof shall surrender such Partnership Interest in accordance with this Section 1.8. After the surrender of a Partnership Interest in accordance with this Section 1.8, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Company Common Stock represented by such Partnership Interest.

      (c) If any certificate representing shares of Company Common Stock is to be issued in a name other than that in which the Partnership Interest surrendered in exchange therefor is reflected on the ownership records of the Partnership, it shall be a condition of the issuance thereof that the Partnership Interest so surrendered shall be accompanied by an appropriate instrument of transfer and otherwise in proper form (reasonably satisfactory to the Company) for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Company Common Stock in any name other than that reflected on the ownership records of the Partnership, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (d) On the Closing Date, the transfer books of the Partnership shall be closed, and no transfer of any Partnership Interest shall thereafter be recognized. If, after the Effective Time, Partnership Interests are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the certificates representing shares of Company Common Stock and cash in lieu of fractional shares as provided in Section 1.7 hereof.

      (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Partnership Interests, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Company. In lieu of the issuance of any such fractional share, the Company shall pay to each former holder of a Partnership Interest who otherwise would be entitled to receive a fractional share of Company Common Stock an amount in cash determined by multiplying (i) the Average Closing Price by (ii) the fraction of a share of Company Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.7 hereof. The term "Average Closing Price" means the average closing sales price per share of Company Common Stock on The Nasdaq Stock Market ("Nasdaq"), (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritive source selected by the Company), for the five consecutive Nasdaq trading days immediately prior to the date of the meeting of shareholders of Citizens called to approve the Merger Agreement.

      (f) None of the Company, the Partnership, the General Partner, the Exchange Agent or any other person shall be liable to any former holder of Partnership Interests for any Company Common Stock (or dividends or distributions with respect thereto) or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                                   ARTICLE II

                                   THE CLOSING

      SECTION 2.1 CLOSING DATE. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on a date to which the Company and the Partnership may agree (the "Closing Date"); provided, however, that in the absence of an agreement by the parties to the contrary, such Closing Date shall be the last business day of the month in which the last of the conditions to Closing set forth in Sections 6.1 and 6.2 have been satisfied, but in no event later than the date specified in Section 7.1(h) hereof.

      SECTION 2.2 EFFECTIVE TIME; PROCEDURE. The Company and Citizens shall, in accordance with Section 5.04 of the TBCA, file Articles of Merger with the Secretary of State of Texas regarding the Merger. The Merger shall become effective as of the close of business on the date on which such filing has been completed and the Secretary of State of Texas has issued a Certificate of Merger with respect to the Merger (the "Effective Time"). Sale and transfer of the Partnership Assets to the Company hereunder shall also become effective as of the Effective Time. The parties hereto shall take all such other and further actions as may be required by Applicable Law to make such sale and transfer effective at the Effective Time.

      SECTION 2.3 CERTIFICATE OF TERMINATION. In accordance with Section 1.6, as soon as possible following the Effective Time, the General Partner shall prepare and file with the Secretary of State of Texas a Certificate of Cancellation for the Partnership and a Certificate of Cancellation for the General Partner pursuant to Section 2.03 of the Texas Revised Limited Partnership Act (the "TRLPA").

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
                             AND THE GENERAL PARTNER

      The General Partner has delivered to the Company and SW Bank prior to the execution hereof a disclosure schedule with respect to the representations and warranties set forth below (the "Disclosure Schedule"). Sections of the Disclosure Schedule are hereinafter sometimes referred to as a "Schedule." The representations and warranties of the Partnership and the General Partner made with respect to or subject to the Disclosure Schedule, any exception taken therein or any information or documentation provided or required to be provided thereby shall be deemed to have been made as of the date of this Agreement. The Disclosure Schedule shall in each case specifically reference the Section or subsection of this Agreement to which any exception, information or documentation set forth therein applies (disclosure in any Section or subsection of the Disclosure Schedule shall apply only to the referenced Section or subsection of this Agreement).

      The Partnership and the General Partner hereby represent and warrant to the Company and SW Bank as follows:

      SECTION 3.1 ORGANIZATION.

      (a) The Partnership is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas. The Partnership does not own any equity interest in any corporation or other entity.

      (b) Baytown Land I, Ltd., the General Partner, is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas, and is the only general partner of the Partnership. Baytown Land Corporation, a Texas corporation and wholly-owned subsidiary of Citizens ("BLC"), is the sole general partner of, and owns a 1.0% equity interest in, the General Partner. The limited partners of the General Partner are Cotulla Partners, Ltd., Douglas E. Stewart, John Houston Echols, Andrew C. Echols and Hugh A. Echols, who own equity interests of 37.125%, 12.375%, 16.50%, 16.50% and 16.50%, respectively, in the General Partner.

      (c) The Partnership and the General Partner have all requisite power and authority to own or lease their properties and to carry on their businesses as currently conducted. The nature of the businesses of the Partnership and the General Partner and their activities, as currently conducted, do not require either of them to be qualified or registered to do business in any jurisdiction other than the State of Texas.

      (d) The Partnership and the General Partner have the power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated herein.

      (e) The General Partner has delivered to the Company and SW Bank a true and complete copy of the Partnership's Amended and Restated Agreement and Certificate of Limited Partnership, dated as of February 14, 1984 (the "Partnership Agreement"). There has been no amendment to the Partnership Agreement since the date thereof, and such agreement is in full force and effect.

      (f) The General Partner has delivered to the Company and SW Bank a true and complete copy of the Articles of General Partnership dated August 28, 1983, as amended by the Agreement to Convert Citizens Bankers General Partnership into Baytown Land I, Ltd. dated December 12, 1995, as amended by First Amendment to Agreement of Limited Partnership of Baytown Land I, Ltd. (collectively, the "BLI Partnership Agreement"). There has been no amendment to the BLI Partnership Agreement since the date of the First Amendment to Agreement of Limited Partnership of Baytown Land I, Ltd., and the BLI Partnership Agreement is in full force and effect.

      SECTION 3.2 BINDING EFFECT. This Agreement has been duly and validly authorized, executed and delivered by the Partnership and the General Partner and constitutes the legal, valid and binding obligation of the Partnership and the General Partner, enforceable against the Partnership and the General Partner in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). The General Partner has determined that the transactions contemplated hereby are in the best interest of the Limited Partners. No approval of the Limited Partners is required under the Partnership Agreement or Applicable Law in order for the transactions contemplated hereby to be consummated. Provided the appropriate notification is given under the Mortgage Loan and the Mortgage Loan is either paid in full (including, without limitation, any applicable prepayment penalty) or assumed by the Company in connection with the Merger (provided the applicable mortgagee under the Mortgage Loan shall have timely consented to any such assumption), neither the execution and delivery of this Agreement by the Partnership and the General Partner, nor the consummation by the Partnership and the General Partner of the transactions contemplated hereby, nor compliance with any of the provisions hereof will (i) conflict with or result in the breach of any provision of the Partnership Agreement or the BLI Partnership Agreement,
(ii) conflict with or result in the breach of any term, condition or provision of, or constitute a default under (upon the giving of notice, the lapse of time or otherwise), or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Partnership or the General Partner or otherwise require the consent of any Person under any agreement or obligation to which the Partnership or the General Partner is a party or by which any of their properties or assets may be bound, which conflict, breach, default, right, lien or right of consent could reasonably be expected to cause a Material Adverse Effect on the Partnership or the General Partner, or (iii) violate or conflict with (or require any filing, notification, report, approval or other similar action under) any Applicable Laws.

      SECTION 3.3 CAPITALIZATION.

      (a) All outstanding Partnership Interests have been and are, duly authorized and validly issued and have not been issued in violation of the preemptive rights of any person. No certificate representing any Partnership Interest has ever been issued by the Partnership or the General Partner; provided, however, that Private Placement Memorandums were provided to each of the Limited Partners and a Subscription Agreement and various other disclosure documents were delivered to each of the Limited Partners for their execution.

      (b) There are no outstanding or authorized subscriptions, options, warrants, convertible securities, calls, rights, commitments or any other agreements of any character relating to the issued or unissued securities of the Partnership obligating the Partnership to issue, deliver or sell, or cause to be issued, delivered or sold, additional securities of the Partnership or other similar agreement or commitment. There are no outstanding contractual obligations of the Partnership to repurchase, redeem or otherwise acquire any outstanding Partnership Interests. There are no voting trusts or other agreements with respect to the voting of any Partnership Interests (i) to which the Partnership is a party or (ii) to the Partnership's knowledge, to which any other Person is a party. All outstanding Partnership Interests were issued in compliance with or pursuant to an exemption from, Applicable Law. Schedule 3.3(b) sets forth a true and complete list of the names and addresses of the General Partner and each Limited Partner of record of the Partnership, indicating the percentage equity interest in the Partnership held by each such Partner.

      (c) There is no arrangement pursuant to which the stock of any corporation is held in trust (whether express, resulting or otherwise) for the benefit of the Partners.

      SECTION 3.4 FINANCIAL STATEMENTS AND REPORTS.

      (a) The Partnership has delivered to the Company and SW Bank true and complete copies of its (i) statements of assets and liabilities as of December 31, 1999, 1998 and 1997 and related statements of revenues and expenses and changes in partner's capital for the years then ended, and (ii) statements of assets and liabilities as of September 30, 2000 and 1999 and related statements of revenues and expenses and changes in partners' capital for the nine-month periods then ended. Such financial statements have been prepared from the books and records of the Partnership, present fairly the financial condition as of the relevant dates, and the results of operations and cash flows for the relevant periods, all prepared on an accounting basis used by the Partnership for income tax purposes, which is a comprehensive basis of accounting other than generally accepted accounting principles. Except for any ground rent due and owing under the existing ground lease on the Land, the Partnership does not have any Liabilities of a type which should be included in or reflected in such financial statements or the notes thereto, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except (i) as to the extent disclosed or reflected in such financial statements, (ii) Liabilities incurred in the ordinary course of business since September 30, 2000, which individually or in the aggregate would not result in a Material Adverse Effect upon the Partnership, or (iii) Liabilities under this Agreement and fees and expenses related thereto. The Partnership has delivered to the Company and SW Bank true and complete copies of all management letters delivered to the Partnership by Tiller and Company (or any predecessor thereto) relating to the internal controls of the Partnership during any period from and after December 31, 1996.

      (b) The Partnership has filed all material documents and reports required to be filed by them with all Governmental Authorities under all Applicable Laws (the "Governmental Filings"). All such Governmental Filings, as finally amended or corrected, complied in all material respects at the time of filing and at the time of any amended or supplemented filing with all requirements of their respective forms and with all Applicable Laws.

      (c) The Partnership has not changed its independent accounting firm since December 31, 1996, and there has been no disagreement (as such term is used in Item 304 of Regulation S-K under the Securities Act) between the Partnership and its independent accounting firm(s) since December 31, 1996 concerning any aspect of the manner in which the Partnership maintains its books and records or the manner in which it has reported upon its financial condition and results of operations during such period.

      SECTION 3.5 COMPLIANCE WITH APPLICABLE LAWS; OPERATING AUTHORITIES.

      (a) Except as described in Schedule 3.5(a), the business of the Partnership and any advertising related to such business or otherwise conducted by or on its behalf is being conducted in compliance in all material respects with all Applicable Laws, and the forms, procedures, disclosures and practices now or previously used by it are or were in compliance in all material respects with all Applicable Laws as in effect at the relevant times. Neither the Partnership nor the General Partner has received written notice of any formal investigation or review by any Governmental Authority concerning any possible conflicts or violations by the Partnership of Applicable Laws, nor to the General Partner's knowledge, is any such investigation threatened. Neither the Partnership nor the General Partner has received written notice of any such investigation having occurred during the last three years. Since December 31, 1996, no Governmental Authority has delivered any written notice to the Partnership, or to the General Partner's knowledge, otherwise asserted an intention to conduct any such investigation or review, nor, to the General Partner's knowledge, is there any basis for any investigation or review of the type described above.

      (b) The Partnership is not (i) a party to any written agreement, stipulation, conditional approval, memorandum of understanding or notice of determination with any Governmental Authority or (ii) subject to any judgment, order, decree or directive of such a Governmental Authority which specifically identifies the Partnership, that, in either case, restricts or monitors the conduct of its business.

      (c) The Partnership and the General Partner hold all material registrations, licenses, permits and franchises as are required to conduct their business as now conducted, and all such licenses, permits and franchises which they hold are valid and in full force and effect. Neither the Partnership nor the General Partner has received written notice of any suspension of any of the foregoing operating rights, nor , to the General Partner's knowledge, has any cancellation thereof has been initiated or threatened, and all filings, applications and registrations with respect thereto are current. Schedule 3.5(c) contains a list of and true, correct and complete copies of all material registrations, licenses, permits and franchises currently held by the Partnership and the General Partner.

      SECTION 3.6 ACTIVITIES OF THE PARTNERSHIP AND THE GENERAL PARTNER. The only activities engaged in by the Partnership consist of leasing from Citizens the land located at 1300 Rollingbrook Drive, Baytown, Texas (the "Land"), owning and operating the building known as the Citizens Bank Tower located on the Land (the "Building") and leasing office space in the Building to various tenants (the "Tenants") including Citizens Bank and Trust Company of Baytown (the "Bank"). The only activities of the General Partner consist of managing the affairs of the Partnership.

      SECTION 3.7 CONTRACTS AND COMMITMENTS.

      (a) Schedule 3.7(a) contains a list of each mortgage, lease and other contract to which the Partnership or the General Partner is a party, including but not limited to those pertaining to the Mortgage Loan. All items included or required to be included in Schedule 3.7(a) are being referred to herein as "Scheduled Contracts." The General Partner has delivered to the Company and SW Bank true and complete copies of each of the Scheduled Contracts.

      (b) Except as disclosed in Schedule 3.7(b), to the knowledge of the General Partner, each Scheduled Contract is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect; the Partnership or the General Partner has duly performed all of its obligations thereunder to the extent that such obligations to perform have accrued; there are no material breaches, violations, defaults (or events that have occurred that with notice, lapse of time or the happening or occurrence of any other event would constitute a default) or allegations or assertions of any of the foregoing by the Partnership or the General Partner or, to the General Partner's knowledge, any other party under any such agreement, except for such non-performances, breaches, violations or defaults which could not in the aggregate reasonably be expected to cause a Material Adverse Effect on the Partnership; each such agreement was entered into in the ordinary course of business consistent with prudent business practice; and, except as disclosed in Schedule 3.7(b) or as a result of the consummation of the transactions contemplated by this Agreement, no breaches disclosed therein, individually, could reasonably be expected to result in a loss to the Partnership in excess of $75,000 and all of such breaches, in the aggregate, could not reasonably be expected to result in a loss to the Partnership in excess of $150,000.

      SECTION 3.8 BROKER'S AND FINDER'S FEES. Except as disclosed in Schedule 3.8, neither the Partnership, nor anyone acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or financial consultant or other Person (other than legal and accounting advisors acting as such) in connection with the transactions contemplated hereby (including, without limitation, any restructuring of obligations, refinancings or other transactions that have been entered into as part of the transactions contemplated hereby) and, except as stated above, no Person is entitled to receive from the Partnership any such fee or commission.

      SECTION 3.9 PARTNERSHIP RECORDS; OTHER INFORMATION. All documents and other written information as to existing facts relating to the Partnership or the General Partner and their respective assets and liabilities provided to the Company and SW Bank by the General Partner or its agents in connection with this Agreement are true and complete in all material respects except to the extent that any documents or other written information was later specifically supplemented or corrected prior to the date of this Agreement with additional documents or written information that was provided to the Company.

      SECTION 3.10      REAL PROPERTY OWNED OR LEASED.

      (a) Schedule 3.10(a) contains a true, correct and complete list of all real property owned or leased by the Partnership (the "Partnership Real Property"). The Partnership has delivered to the Company and SW Bank true and complete copies of all of its deeds, leases and title insurance policies for the properties referred to in Schedule 3.10(a).

      (b) Except for rights of first refusal, renewal options, expansion options or other similar provisions, no lease with respect to any Partnership Real Property and no deed with respect to any Partnership Real Property contains any restrictive covenant that materially restricts the use, transferability or value of such Partnership Real Property. To the General Partner's knowledge, each of such leases is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect; there are no existing defaults by the Partnership or, to its knowledge, the other party thereunder; to the General Partner's knowledge, there are no allegations or assertions of such by any party under such agreement or any events that with notice, lapse of time or the happening or occurrence of any other event would constitute a default thereunder.

      (c) To the knowledge of the General Partner, none of the buildings and structures located on any Partnership Real Property, nor any appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any material manner any restrictive covenants or encroaches on any property owned by others, nor does any building or structure of third parties encroach upon any Partnership Real Property, except for those violations and encroachments which in the aggregate could not reasonably be expected to cause a Material Adverse Effect on the Partnership. To the knowledge of the General Partner, no condemnation proceeding is pending or threatened which would preclude or materially impair the use of any Partnership Real Property in the manner in which it is currently being used.

      (d) Except as disclosed in Schedule 3.10(d), the Partnership has good and indefeasible title to, or a valid and enforceable leasehold interest in, or a contract vendee's interest in, all Partnership Real Property, and such interest is free and clear of all liens, charges or other encumbrances, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings, (ii) those liens related to real property taxes, local improvement district assessments, easements, covenants, restrictions and other matters of record which do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant real property and (iii) the lien of the Mortgage Loan.

      SECTION 3.11 PERSONAL PROPERTY. The Partnership has good title to, or a valid leasehold interest in, all personal property, whether tangible or intangible, used in the conduct of its business (the "Partnership Personalty"), free and clear of all liens, charges or other encumbrances, except (a) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings, (b) the lien of the Mortgage Loan and (c) such other liens, charges, encumbrances and imperfections of title as do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant Partnership Personalty.

      SECTION 3.12 ACCOUNTING RECORDS; DATA PROCESSING.

      The Partnership and the General Partner maintains records that accurately, validly and fairly reflect their transactions and dispositions of assets.

      SECTION 3.13 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 3.13, there has not been since September 30, 2000:

      (a) any change in or effect on the business of the Partnership or any occurrence, development or event of any nature, that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on the Partnership;

      (b) any direct or indirect redemption, purchase or other acquisition of any Partnership Interest by the Partnership; any declaration, setting aside or payment of any dividend or distribution by the Partnership; or any alteration of any right attaching to any Partnership Interest; (c)...any increase in the compensation, management fees or benefits payable or to become payable by the Partnership to the General Partner or by the Partnership or the General Partner to its employees, including, without limitation, compensation or benefits under any Plan (as defined in Section 3.17 hereof);

      (d) any amendment or termination of any agreement to which the Partnership or the General Partner is a party, other than lease amendments or renewals in the ordinary course of business and other amendments or terminations which do not and will not, individually or in the aggregate, have a Material Adverse Effect on the Partnership or the General Partner;

      (e) any adoption, assumption or entrance into any Plan or, except as required by Applicable Law or the current provisions of any Plan, the amendment or any other action including, but not limited to, acceleration of vesting and waiver of performance criteria with respect to any Plan;

      (f) any amendment to the Partnership Agreement or the BLI Partnership Agreement;

      (g) any change by the Partnership or the General Partner in accounting principles or methods;

      (h) any loss, damage or destruction (whether or not covered by insurance) affecting any of the tangible assets or business of the Partnership or the General Partner that may involve a loss of more than $50,000, individually, or $150,000, in the aggregate (including deductibles), in excess of applicable insurance coverage; or

      (i) any sale, transfer or other disposition of any material properties or assets of the Partnership or the General Partner except in the ordinary course of business.

      SECTION 3.14      LITIGATION.

      (a) Schedule 3.14(a) contains a true, correct and complete list, as of the date of this Agreement, of all suits, claims, actions, investigations or proceedings of any nature by any Person that are pending or, to the General Partner's knowledge, threatened (as used in this Agreement, the term "threatened" shall include matters that are under consideration or investigation whether or not any formal demand has been made) (i) against or otherwise involving, directly or indirectly, the Partnership or the General Partner, or any of their properties (including, without limitation, any such matter with respect to Taxes), or (ii) against or otherwise involving, directly or indirectly, Baytown Management Company (in connection with Baytown Management Company's activities on behalf of them or that otherwise relate, directly or indirectly, to the Partnership or the General Partner or any of their properties or activities). Neither the Partnership nor the General Partner has any employees, and the only agent for conducting business of the Partnership and the General Partner is Baytown Management Company, which is an entity that is not owned by the Partnership or the General Partner.

      (b) Schedule 3.14(b) contains a true, correct and complete list as of the date of this Agreement of all pending suits, claims, actions, investigations and proceedings of any nature involving claims in the amount of $50,000 or more or involving claims for specific performance or injunctive relief by or on behalf of the Partnership or the General Partner, or Baytown Management Company that relate, directly or indirectly, to the Partnership or the General Partner or any of their properties or activities, including, without limitation, the types of actions referred to in Section 3.14(a).

      SECTION 3.15      TAX MATTERS.

      (a) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

            (i) The term "Taxes" shall mean all taxes, however denominated, including, without limitation, any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, without limitation, federal income taxes and state income taxes), payroll and employee withholding taxes, back-up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and Pension Benefit Guaranty Corporation premiums, and other obligations of the same or of a similar nature to any of the foregoing, which the Partnership or the General Partner is required to pay, withhold or collect.

            (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be prepared or filed in connection with, any Taxes.

      (b) RETURNS FILED AND TAXES PAID. The Partnership and the General Partner have filed with the appropriate agencies all material Returns required to be filed, and such Returns are true, correct and complete in all material respects. No Taxes are owing or payable by the Partnership or the General Partner with respect to items or periods covered by such Returns or with respect to any period prior to the date of this representation and warranty. No security interests, liens, encumbrances, attachments or similar interests exist on or with respect to any of the assets of the Partnership or the General Partner that arose in connection with any failure or alleged failure to pay any Taxes. The Partnership and the General Partner have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or agent (including, without limitation, any independent contractor, foreign Person or other third Person) in compliance with all tax withholding provisions of applicable federal, state, local and foreign law (including, without limitation, income, social security, employment tax withholding, and withholding under Code Sections 1441 through 1445). The Partnership and the General Partner have timely complied in all material respects with all requirements under Applicable Laws relating to information, reporting and withholding and other similar matters for customer and other accounts (including back-up withholding and furnishing of Forms 1099 and all similar reports).

      (c) RETURNS FURNISHED. The Partnership and the General Partner have delivered or made available to the Company and SW Bank true and complete copies of their federal income tax information returns for all periods for which the statute of limitations has not expired. The Partnership and the General Partner have made available to the Company true and complete copies of all other Returns and other reports and statements relating to Taxes arising during such periods, including, without limitation, income tax audit reports, statements or income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by the Partnership and the General Partner in the possession of the Partnership or the General Partner. The Partnership or the General Partner will promptly furnish to the Company and SW Bank true and correct copies of any other Returns filed by the Partnership or the General Partner prior to the Closing Date. Except as set forth on Schedule 3.15(c), neither the Partnership nor the General Partner is (nor ever has been) a party to any tax sharing agreement.

      (d) TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. Except as set forth in Schedule 3.15(d), (i) no deficiencies have been formally asserted with respect to Taxes that remain unpaid; (ii) neither the Partnership nor the General Partner is a party to any formal action or proceeding for assessment or collection of Taxes, and no such action or proceeding has been asserted or, to the General Partner's knowledge, threatened against the Partnership or the General Partner or any of their assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns. Except as set forth in Schedule 3.15(d), the Returns for all tax years for which the statute of limitations has not expired have never been audited by a Governmental Authority (which term includes any taxing authority), nor is any such audit in process, pending or, to the General Partner's knowledge, threatened.

      SECTION 3.16 EMPLOYMENT AND SIMILAR AGREEMENTS; OBLIGATIONS UPON CHANGE IN CONTROL. Except as set forth in Schedule 3.16 or Schedule 3.17(a), there are no written or oral employment, consulting, non-competition, retirement, parachutes, severance or indemnification agreements or other agreements of any nature whatsoever (collectively, "Employee Agreements") between the Partnership or the General Partner, on the one hand, and any partner, employee or agent thereof, or any of their respective family members, on the other hand, including, without limitation, any such agreement concerning the continued employment or use of such partner, employee, agent or family member after the consummation of the transactions contemplated by this Agreement, or any other benefits to be granted to any such partner, employee, agent or family member, upon, after or in connection with the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 3.16, there are no such Employee Agreements or any other agreements under which the transactions contemplated by this Agreement (including, without limitation, the change in control of the Partnership Assets) (i) will require any payment by the Partnership or the General Partner to, or any consent or waiver from, any partner, employee or agent thereof, or any other Person, or (ii) will result in a change of any nature in the rights of any party under an agreement with any partner, employee or agent of the Partnership or the General Partner, or any other Person, including, without limitation, any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Partnership or the General Partner. Except as set forth in Schedule 3.16, neither the Partnership nor the General Partner has any agreements with any employee that are inconsistent with the status of all employees thereof being "at-will" employees. Each reference in this Agreement to "employee" or "agent" of the Partnership or the General Partner, unless otherwise specified, shall include, without limitation, consultants of the Partnership or the General Partner. The General Partner has made available to the Company and SW Bank true, correct and complete copies of all Employee Agreements.

      SECTION 3.17 BENEFIT PLANS. There are no Plans of the Partnership or the General Partner. The term "Plan" shall include each of the following that are sponsored, maintained, or contributed to by the Partnership or the General Partner for the benefit of any of the present or former partners, employees, agents, consultants, or other similar representatives providing services to or for the Partnership or the General Partner in connection with such service or any of the following that have been so sponsored maintained, or contributed to within six years prior to the date of this Agreement: (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any plans that would be employee benefit plans within the meaning of Section 3(3) of ERISA if they were subject to ERISA, such as foreign plans and plans for directors or independent contractors, (iii) any profit-sharing, pension, deferred compensation, incentive compensation, or bonus plan, arrangement, contract, or agreement, (iv) any stock option, stock purchase, stock bonus, stock ownership, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), arrangement, contract, or agreement, (v) any severance, retainer, consulting, "cafeteria" benefits under Section 125 of the Code, health, welfare or incentive plan or agreement, including any post-employment benefits, and (vi) any plan, agreement, contract, program, arrangement, or policy providing for "fringe benefits", including, but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs.

      SECTION 3.18 LABOR AND EMPLOYMENT MATTERS. Except to the extent set forth in Schedule 3.18, (a) the Partnership and the General Partner are and have been in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, including, without limitation, the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and Retraining Notification Act ("WARN"), any Applicable Law respecting employment discrimination, disability rights and benefits, equal opportunity, plant closure issues, affirmative action, worker's compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice, except for such noncompliances which in the aggregate could not reasonably be expected to cause a Material Adverse Effect on the Partnership; (b) to the knowledge of the General Partner, no investigation or review by or before any Governmental Authority concerning any possible conflicts with or violations of any such Applicable Law is pending, nor is any such investigation threatened. Neither the Partnership nor the General Partner has received written notice of any such investigation having occurred during the last three years and no Governmental Authority has provided any notice to the General Partner or otherwise asserted an intention to conduct any such investigation or review, nor, to the knowledge of the General Partner, is there any basis for any such investigation or review; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the General Partner's knowledge, threatened against or directly affecting the Partnership or the General Partner; (d) no union representation question or, to the General Partner's knowledge, union organizational activity exists respecting the employees of the Partnership or the General Partner; (e) no collective bargaining agreement exists which is binding on the Partnership or the General Partner, nor has the Partnership or the General Partner been a party to any collective bargaining agreement within the last ten years; (f) neither the Partnership nor the General Partner have experienced any work stoppage or other labor difficulties; (g) neither the Partnership nor the General Partner is delinquent in payments to any of its employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or agents; (h) neither the Partnership nor the General Partner has done anything or entered into any agreement that would cause the Partnership, the General Partner or the Company to be liable to any of said officers, directors, employees or agents, in the event of termination for any reason of the employment of any said employees or agents, for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits; and (i) within the three-year period prior to the date hereof there has not been any termination of employment of any employee or agent of the Partnership or the General Partner who receives salary or compensation in excess of $40,000 per annum or any termination of any employee or agent of the Partnership or the General Partner that could result in a Liability to the Company in excess of $40,000. In furtherance and not in limitation of the representations and warranties set forth in Section 3.14, there are no pending or, to the General Partner's knowledge, threatened suits, claims, actions, charges, investigations or proceedings of any nature (A) under or alleging violation of IRCA, WARN or any Applicable Law respecting employment and employment practices, including, without limitation, discrimination, disability rights or benefits, equal opportunity, plant closures, affirmative action, worker's compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements or unemployment insurance and related matters, (B) relating to alleged unfair labor practices (or the equivalent thereof under any Applicable Law).

      SECTION 3.19 CERTAIN INTERESTS. Except as set forth in Schedule 3.19, to the General Partner's knowledge: (i) no partner, employee or agent of the Partnership or the General Partner, any of their respective family members, any corporation or organization (other than Citizens or any of its Subsidiaries) of which any of the foregoing Persons is an officer, director or beneficial owner of 10% or more of any class of its equity securities, or any trust or other estate in which any of the foregoing Persons has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, nor any Affiliate of the Partnership or the General Partner, nor any current or former beneficial owner of 5% or more of any of the outstanding stock of Citizens has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Partnership or the General Partner or in any transaction or series of similar transactions to which the Partnership or the General Partner is a party; (ii) no such Person is indebted to the Partnership or the General Partner; (iii) neither the Partnership nor the General Partner is indebted to any such Person except for amounts due under normal salary or reimbursement or ordinary business expenses; and (iv) no such Person is a party to an agreement with the Partnership or the General Partner. Except as set forth in Schedule 3.19, to the General Partner's knowledge, none of the Persons or entities described in clause (i) hereto has any other relationship or has engaged or proposes to engage in any other transaction or series of transactions that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.

      SECTION 3.20      [INTENTIONALLY OMITTED].

      SECTION 3.21      INSURANCE.

      (a) Schedule 3.21 contains an accurate and complete description of all policies of general liability, theft, life, fire, worker's compensation, health and other forms of insurance owned or held by the Partnership or the General Partner specifying the insurer, amount of coverage, deductions, exclusions, type of insurance, policy number and any pending claims thereunder involving more than $10,000 of which the General Partner has knowledge.

      (b) All policies of general liability, theft, life, fire, worker's compensation, health, directors and officers, and other forms of insurance owned or held by the Partnership or the General Partner (i) are in full force and effect and all premiums that are due and payable with respect thereto are currently paid; (ii) are sufficient for compliance with all requirements of Applicable Law and of all agreements to which the Partnership or the General Partner is a party; (iii) are, to the General Partner's knowledge, valid, outstanding and enforceable policies (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies); and (iv) to the General Partner's knowledge will remain in full force and effect through the Closing Date. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond effective at any time prior to the Closing Date or generally disclaimed liability thereunder. Neither the Partnership nor the General Partner is in default under any such policy or bond, and all material claims thereunder have been filed in a timely fashion. Neither the Partnership nor the General Partner has been denied or had revoked or rescinded any policy of insurance during the last three fiscal years.

      SECTION 3.22 ENVIRONMENTAL MATTERS. To the knowledge of the General Partner, neither the Partnership nor the General Partner, nor any properties or businesses owned or operated by either of them, whether or not held in a fiduciary or representative capacity, has been or is in violation of or liable under any Environmental Law (as hereinafter defined). To the knowledge of the General Partner, there are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted, pending or threatened relating to the liability of any properties or businesses owned or operated by the Partnership or the General Partner, whether or not held in a fiduciary or representative capacity, under any Environmental Law. To the knowledge of the General Partner, neither the Partnership nor the General Partner is responsible under any Environmental Law for any release by any Person at or in the vicinity of real property of any contaminant, pollutant, hazardous substance, hazardous waste, hazardous pollutant, toxic pollutant, toxic waste or toxic substance ("Contaminant"), including, without limitation, by spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such Contaminant into the environment (collectively, "Release") nor, to the knowledge of the General Partner is the Partnership or the General Partner responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person. The representations contained in the foregoing three sentences are qualified to the extent that there may be certain exceptions to such representations; however, all exceptions to such representations in the aggregate could not reasonably be expected to cause a Material Adverse Effect on the Partnership or the General Partner. Notwithstanding the foregoing, "Contaminant" shall not include materials employed in normal consumer or office uses, such as gasoline, lubricants, printing materials, cleaners, disinfectants, pesticides, building materials, fluorescent lights and ballasts, batteries and refrigerants, as long as such materials are used and stored only in quantities typical of consumer and office uses. "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release (or threatened release) or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous by any Governmental Authority or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component. Since January 1, 1995, no environmental inspection, survey or report has been performed or completed on behalf of the General Partner with respect to any Partnership Real Property.

      SECTION 3.23 INTELLECTUAL PROPERTY RIGHTS. There are no registered trademarks, registered service marks, trademark and service mark applications, trade names or registered copyrights presently owned or held by the Partnership or the General Partner or used under license by them in the conduct of their business. Except as set forth on Schedule 3.23, neither the Partnership nor the General Partner is infringing or violating any patent, copyright, trademark, service mark, label filing or trade name owned or otherwise held by any other party, nor has the Partnership or the General Partner used any confidential information or any trade secrets owned or otherwise held by any other party, without holding a valid license for such use. Neither the Partnership nor the General Partner is engaging, nor has it been charged with engaging, in any kind of unfair or unlawful competition.

      SECTION 3.24      [INTENTIONALLY OMITTED].

      SECTION 3.25      [INTENTIONALLY OMITTED].

      SECTION 3.26      [INTENTIONALLY OMITTED].

      SECTION 3.27      [INTENTIONALLY OMITTED].

      SECTION 3.28      [INTENTIONALLY OMITTED].

      SECTION 3.29 REGULATION D OFFERING. The Partnership and the General Partner acknowledge that the issuance of Company Common Stock hereunder will be structured as an offering of Company Common Stock to the Partnership that is exempt from registration under Regulation D. In that connection, the Partnership and the General Partner represent that the Partnership is an "accredited investor," as defined in Rule 501(a) of Regulation D.

      SECTION 3.30 DISCLOSURE. Without limiting any of the representations and warranties contained herein, no representation or warranty by the Partnership and the General Partner in this Agreement, no statement contained in any document (including, without limitation, the financial statements, the Disclosure Schedule and the information to be provided pursuant to Section 5.5 hereof), certificate or other writing and no other information furnished or to be furnished by the Partnership or the General Partner to the Company and SW Bank or any of their representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SW BANK

      The Company and SW Bank hereby make all of the representations and warranties to the Partnership and the General Partner that are made by the Company to Citizens in Article IV of the Merger Agreement, all of which are incorporated herein by reference.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

      SECTION 5.1 PREPARATION OF OFFERING MEMORANDUM/PROXY STATEMENT. Citizens and the Company contemplate that the shares of Company Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement and the transactions contemplated hereby will be issued in a private transaction that is exempt from registration under the Securities Act pursuant to Regulation D thereunder and that the parties will prepare a related Offering Memorandum/Proxy Statement (the "Offering Memorandum/Proxy Statement") to be mailed to the shareholders of Citizens in connection with the special meeting of shareholders of Citizens called to approve the Merger Agreement (the "Shareholders' Meeting"). The parties hereby agree to cooperate with each other in preparing such Offering Memorandum/Proxy Statement and in ensuring that the Offering Memorandum contains all information required by Rule 502(b) of Regulation D, including information about this Agreement and the transactions contemplated hereunder. Without limiting the generality of the foregoing, nothing shall be contained in the Offering Memorandum/Proxy Statement or any proxy soliciting materials with respect to any party unless approved by such party, which approval shall not be unreasonably withheld.

      SECTION 5.2 PURSUIT OF REGULATORY APPROVALS.

      (a) The parties shall cooperate and use their best efforts (i) to obtain all necessary approvals, consents, authorizations and the like from Governmental Authorities required to consummate the Merger, the Delaware Merger and the Bank Merger (as those terms are defined in the Merger Agreement), including, without limitation, the approval of the Federal Reserve, the OCC, the TDB and such other Persons as may be required under Applicable Law. In addition, the consummation of the transactions contemplated by the Merger Agreement is subject to the expiration of any applicable waiting period with respect to any of the foregoing matters (including, without limitation, any extension thereof by reason of a request for additional information or as a result of any pending or threatened action, suit or proceeding by the U.S. Department of Justice or the Federal Trade Commission under federal antitrust laws), and the publication of any notice required by Applicable Law.

      All such approvals, together with any other approvals of Governmental Authorities that are necessary to consummate the transactions contemplated hereby and by the Merger Agreement, are referred to herein as the "Regulatory Approvals."

      (b) The Company shall have primary responsibility for the preparation of all Federal Reserve and OCC applications and filings required in connection with
Section 5.2(a) above, and the parties shall be jointly responsible for the preparation of all applications and filings, if any, with the TDB required in connection with Section 5.2(a) above. The Company shall use its best efforts to prepare and file such applications as soon as practicable and shall promptly provide the General Partner with copies of all non-confidential portions of such applications, filings and correspondence with Governmental Authorities related to obtaining such Regulatory Approvals. Each party shall cooperate with the other party hereto in preparation of all applications for such Regulatory Approvals and will furnish promptly upon request all documents, information, financial statements or other materials as may be required in order to complete such applications. Should the appearance of any of the officers, directors, employees or agents of either of the parties hereto be requested by either of the parties or by any Governmental Authority at any hearing or otherwise in connection with any such application, such party shall promptly use its best efforts to arrange for those appearances.

      SECTION 5.3 OTHER CONSENTS. The Partnership, the General Partner, the Company and SW Bank agree to apply for and reasonably and diligently seek to obtain all waivers, consents and approvals of other Persons required in connection with the transactions contemplated by this Agreement, including, without limitation, the consent of any Person which may be required under any Scheduled Contract.

      SECTION 5.4 PARTNERSHIP AND GENERAL PARTNER ACTIVITIES PENDING CLOSING. Except as otherwise specifically provided in this Agreement and subject to Applicable Law, from the date hereof to and including the Effective Time, the Partnership and the General Partner shall, as long as this Agreement remains in effect or unless the Company and SW Bank otherwise consent in writing (which consent shall not be unreasonably withheld):

      (a) conduct their affairs (including, without limitation, the making of or agreeing to make any loans or other extensions of credit) only in the ordinary course of business consistent with prudent business practice and in accordance with Applicable Laws, and use its best efforts to preserve intact their present business organizations, keep available the services of their present key employees and agents and preserve their relationships and goodwill with all Persons having business dealings with them;

      (b) refrain from issuing or selling or obligating itself to issue or sell any Partnership Interests or any equity interest in the General Partner;

      (c) not enter into, amend or terminate any agreement of the type that would be required to be disclosed on Schedule 3.7(a) (other than leases in the ordinary course of business), or any other material agreement, or acquire or dispose of any material amount of assets or liabilities, except in the ordinary course of business consistent with prudent business practices;

      (d) not grant any severance or termination pay to, or enter into any employment, consulting, non-competition, retirement, parachute, severance or indemnification agreement with, any partner, employee or agent of the Partnership or the General Partner, either individually or as part of a class of similarly situated persons;

      (e) not cause or allow any of the things listed in Section 3.13 to occur (except with respect to Section 3.13(a) and (h), the Partnership and the General Partner shall use their best efforts to not cause or allow any of the things listed therein to occur; and

      (f) not establish any Subsidiary of the Partnership or the General
Partner.

      SECTION 5.5 ONGOING FINANCIAL DISCLOSURE. The General Partner shall provide to the Company and SW Bank as soon as practicable but in no event later than thirty (30) days following the end of each calendar month, from the date hereof through the Closing Date, copies of all financial statements and other written financial information provided to the General Partner (other than where such information relates to litigation and counsel for the General Partner has advised the General Partner that such disclosure may jeopardize the attorney-client privilege), and, to the extent permitted by Applicable Law, any reports filed by the Partnership or the General Partner with federal or state regulatory agencies. The Company shall send to the General Partner, promptly after they become publicly available, copies of all Company filings from and after the date hereof made under Sections 13(a) and 14 of the Exchange Act and copies of all news releases made by the Company from and after the date hereof

      SECTION 5.6 ACCESS TO INFORMATION OF THE PARTNERSHIP AND THE GENERAL PARTNER.

      (a) During the period from the date hereof until the Effective Time, the General Partner shall provide the information and access described in paragraphs
(b) and (c) below during normal business hours, upon reasonable written or oral notice and in such manner as will not unreasonably interfere with the conduct of the business of the Partnership and the General Partner.

      (b) To the extent permitted by law and consistent with Section 5.6(a), the Partnership and the General Partner shall authorize and permit the Company, SW Bank and their representatives, accountants and counsel to have full and complete access to all of the properties, books, records, tenant accounts and records, any reports of Governmental Authorities and responses thereto, operating instructions and procedures (and all correspondence with Governmental Authorities), tax returns, tax settlement letters, financial statements and other financial information (including the work papers of Tiller and Company used to compile the Partnership's financial statements), contracts and documents of the Partnership and the General Partner and all other information with respect to the business affairs, financial condition, assets and Liabilities of the Partnership and the General Partner as the Company and SW Bank may from time to time reasonably request, to make copies of such books, records and other documents, and to discuss the business affairs, condition (financial and otherwise), assets and Liabilities of the Partnership and the General Partner with such third persons, including, without limitation, the directors, officers, employees, agents, accountants (including Tiller and Company) and attorneys of the Partnership and the General Partner (other than where such information relates to litigation and counsel for the General Partner has advised the General Partner that such disclosure may jeopardize the attorney-client privilege), as the Company and SW Bank consider reasonably necessary or appropriate for the purposes of familiarizing themselves with the business and operations of the Partnership and the General Partner, determining any breach of the representations, warranties and covenants of the Partnership and the General Partner set forth herein, obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement by Governmental Authorities, conducting further evaluations of the assets and Liabilities of the Partnership and the General Partner, and accomplishing the integration of the business operations of the Partnership and the General Partner with those of the Company and its Subsidiaries at the earliest possible date.

      (c) For purposes of the Company's and SW Bank's investigation pursuant to this Section 5.6, the General Partner shall use its best efforts to cause any service bureau, accountant, third party servicer or other third party under contract to it to furnish to the Company, SW Bank and their authorized representatives, at SW Bank's cost, full access to such party's premises and all of its books, records and properties, including, without limitation, all loan, investment, regulatory, financial, accounting, tax and property records and files relating to the operations of the Partnership and the General Partner including, without limitation, all files, computer records and customer information, relating to assets serviced by third parties or necessary for the conversion on the Closing Date of all accounts, products and branch operating systems of the Partnership and the General Partner to such systems as the Company and SW Bank may designate. The General Partner shall use its best efforts to cause any service bureau, accountant, third party servicer or other third party to provide adequate space and facilities and the cooperation of its personnel at SW Bank's cost, including, without limitation, copying facilities, to the end that such examination shall be completed expeditiously, completely and accurately. Without limiting any of the foregoing, the Company, SW Bank and their authorized representatives shall be specifically entitled to conduct at SW Bank's own expense (and the General Partner shall use its best efforts to enable them to conduct) such tests of accounts receivable and other matters as they deem appropriate. Any examination or investigation made by the Company, SW Bank or other Persons as contemplated by this Section shall not affect any of the representations and warranties hereunder.

      SECTION 5.7 CONFIDENTIALITY. Except as contemplated by this Agreement or as necessary to carry out the transactions contemplated herein, all information or documents furnished hereunder by any party hereto or any other party shall be kept confidential by the party to whom it is furnished (and such party shall use its best efforts to cause its agents and representatives to maintain the confidentiality of such documents) and in the event such transactions are not consummated, each shall return to the other or destroy all information furnished hereunder and shall not thereafter use the same for any purpose until such time as such information becomes publicly available, except to the extent (i) it was known by such other party prior to being received other than through the violation or breach of such party or any other Person of any duty of confidentiality, (ii) it is or thereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose the same to any Governmental Authority having jurisdiction over the parties or their Subsidiaries or as otherwise may be required by Applicable Laws (to the extent permitted by law, the party intending to make disclosure in such circumstances shall give the other party hereto prompt notice prior to making such disclosures so that such other parties may seek a protective order or other appropriate remedy prior to such disclosure), or (iv) such duty of confidentiality is waived in writing by the other party, and that none of this information shall be used for competitive purposes. Notwithstanding the foregoing, information and documents furnished by or on behalf of the Partnership or the General Partner hereunder may be disclosed by the Company or SW Bank to the FRB, the OCC, the FDIC, the TDB and any other Governmental Authority whose approval, consent, authorization or other action is necessary for the consummation of the Merger and the transactions contemplated hereby.

      SECTION 5.8 [INTENTIONALLY OMITTED].

      SECTION 5.9 STOCK LISTING. The Company shall, prior to the Effective Time, notify Nasdaq with respect to the listing of the shares of Company Common Stock to be issued pursuant to this Agreement and shall obtain any approval required by Nasdaq necessary in connection with the issuance of the Company Common Stock.

      SECTION 5.10 AFFILIATES' LETTERS. No later than the 30th day following the date hereof, the General Partner shall deliver to the Company, after consultation with legal counsel, a list of names and addresses of those persons who are "Affiliates" of the Partnership within the meaning of Rule 144 under the Securities Act. There shall be added to such list the names and addresses of any other person (within the meaning of such Rule) which the Company identifies (by written notice to the General Partner within three business days after receipt of such list) as possibly being a person who may be deemed to be an "Affiliate" of the Partnership within the meaning of Rule 144. The General Partner shall use its best efforts to deliver, or cause to be delivered, to the Company, not later than the Closing Date from each of the "Affiliates" of the Partnership identified as aforesaid, a letter dated as of the date of delivery thereof in the form of Exhibit C attached hereto.

      SECTION 5.11 [INTENTIONALLY OMITTED].

      SECTION 5.12 TERMINATION OF SEVERANCE AND CONSULTING ARRANGEMENTS. On or prior to the Closing Date, subject to Applicable Law, the Partnership and the General Partner shall use their best efforts to terminate as of the Closing Date those arrangements (other than the engagement of Locke Liddell & Sapp LLP, Bracewell & Patterson, L.L.P. or Tiller and Company) as SW Bank shall notify the General Partner in writing at least ten days prior to the Closing Date pursuant to which SW Bank is or may be obligated to make payments after the Closing Date (with respect to matters occurring after the Closing Date) to any Person pursuant to any employment, consulting, severance, employment termination or other similar agreement with any current or former employee or agent of the Partnership or the General Partner.

      SECTION 5.13 CERTAIN NOTIFICATIONS.

      (a) Each party to this Agreement shall notify the other party promptly both orally and in writing (i) after becoming aware of any misrepresentation or breach of warranty on its part under this Agreement, (ii) after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading in any material respect if such representation and warranty were restated at such time, or (ii) upon the occurrence of, or the discovery of, any event that could reasonably be expected to cause it to be unable to satisfy a condition to any other party's obligation to proceed with the Closing.

      (b) Each party to this Agreement shall notify the other party promptly both orally and in writing if it becomes aware that there exists a basis for any material suit, claim, action, investigation or proceeding of any nature to be brought against or by or on behalf of the notifying party, or any of its properties.

      SECTION 5.14 [INTENTIONALLY OMITTED].

      SECTION 5.15 NO INCONSISTENT ACTIONS; POOLING; TAX TREATMENT. None of the parties hereto will voluntarily take or omit to take any action, the effect of the taking or omission of which would reasonably be expected to cause any of its representations and warranties herein to be inaccurate in any material respect at the Closing or at any time prior to the Closing as if such representation and warranty were restated at such time. Each party hereto shall use its best efforts to cause the Merger and the transactions contemplated hereunder to be treated for financial accounting purposes as a "pooling of interests," and shall not take, and shall use its best efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger and the transactions contemplated hereunder from being treated as such for financial accounting purposes.

      SECTION 5.16 TAXES; CONSENT. The General Partner shall prepare and timely file all Returns and amendments thereto required to be filed by the Partnership and the General Partner on or before the Closing Date. The Company and SW Bank shall have a reasonable opportunity to review all Returns and amendments thereto prior to filing. The Partnership and the General Partner shall pay and discharge all Taxes, assessments and governmental charges upon or against them or any of their properties or assets, and all liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (a) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any Material Adverse Effect on the Partnership or the General Partner; and (b) the Partnership or the General Partner shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) in the amount of the demanded principal imposition (together with interest and penalties relating thereto, if any).

      SECTION 5.17 [INTENTIONALLY OMITTED].

      SECTION 5.18 [INTENTIONALLY OMITTED].

      SECTION 5.19 COMPLIANCE WITH APPLICABLE LAW. During the period from the date of this Agreement until the Effective Time, the General Partner shall take any and all actions reasonably requested by the Company in order to conform the conduct of the business of the Partnership and the General Partner, including, without limitation, the business of originating, acquiring, holding or disposing of assets and liabilities, with the requirements of any Applicable Law.

      SECTION 5.20 [INTENTIONALLY OMITTED].

      SECTION 5.21 ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE AGREEMENT.

      (a) The Company, SW Bank and their designated consultants, agents and representatives shall have the right to the same extent that the Partnership or the General Partner has such right, but not the obligation or responsibility, at SW Bank's expense, to inspect any Partnership Real Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to December 9, 2000. The Company or SW Bank shall notify the General Partner prior to any physical inspections of any such properties, and the General Partner may place reasonable restrictions on the time of such inspections. (If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by the Company or SW Bank, the Company or SW Bank shall (i) notify the General Partner of any property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to January 8, 2001. All secondary investigations must be approved in advance by the General Partner. The Company or SW Bank shall give reasonable notice to the General Partner of such secondary investigations, and the General Partner may place reasonable time and place restrictions on such secondary investigations.

      (b) The Partnership and the General Partner agree to indemnify and hold harmless the Company for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by the Company or its agents, which damage or injury is attributable solely to the negligent actions or negligent omissions of the General Partner or its agents. The Company agrees to indemnify and hold harmless the Partnership and the General Partner for any claims for damage to property, or injury or death to persons, attributable solely to the negligent actions or omissions of the Company, SW Bank or their agents (including, but not limited to, any person or entity entering onto Partnership property in connection with any such inspections or investigations) in performing any Environmental Inspection or secondary investigation. In addition, the Company shall, after any physical testing, restore such tested property to its original condition at the Company's sole cost and expense. The Company and SW Bank shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall be made by the General Partner and not by the Company or SW Bank. Neither the Company nor SW Bank shall make any such report prior to the Closing unless required to do so by law, and in such case will give the General Partner at least ten days written notice of their intentions.

      (c) The Company and SW Bank shall have the right to terminate this Agreement after ten days prior written notice of either of the following if (i) the General Partner has refused to allow the Company and SW Bank to conduct an Environmental Inspection or secondary investigation in a manner that the Company and SW Bank reasonably consider necessary; or (ii) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present events, conditions or circumstances (including but not limited to the presence of any asbestos-containing material or underground storage tank) that would require remedial or cleanup action at the expense of the Partnership and the General Partner in an aggregate estimated cost which is in excess of $500,000 on an after-tax basis. On or prior to January 23, 2001, the Company and SW Bank shall advise the General Partner in writing if the Company and SW Bank intend to terminate this Agreement because the Company and SW Bank disapprove of the results of the Environmental Inspection, secondary investigation or other environmental survey. Notwithstanding the foregoing, if the Company and SW Bank elect to terminate this Agreement pursuant to clause (ii) of the first sentence of this Section 5.21(c), the General Partner may elect, within three business days of its receipt of such notice of termination, to reduce the total number of shares of Company Common Stock to be received by the Partnership or the Partners hereunder by the quotient of the excess of the Company's estimated remedial or clean up cost over $500,000 on an after-tax basis divided by the Company Measurement Price, and proceed with the Closing. In such event, the Company, SW Bank, the Partnership and the General Partner shall execute an amendment to this Agreement to reflect the appropriate reduction in the Exchange Ratio.

      SECTION 5.22 INDEMNIFICATION; INSURANCE.

      (a) From and after the Effective Time, the Company shall indemnify, defend and hold harmless the Partnership, BLC, John C. Echols, Douglas W. Stewart, Douglas E. Stewart, John H. Echols, Andrew C. Echols, Hugh A. Echols, Cotulla Partners, Ltd., the Partners, employees and agents of the Partnership or the General Partner (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts (including all amounts paid in settlement with the approval of the Company, which approval shall not unreasonably be withheld) in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a Partner, employee or agent of the Partnership or otherwise affiliated with the Partnership or the General Partner and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Applicable Law and whether or not asserted before the Effective Time.

      (b) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective
Time) after the Effective Time (i) the Indemnified Parties may retain the Partnership's regularly engaged independent legal counsel, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Company, (ii) the Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Company will use its best efforts to assist in the vigorous defense of any such matter, provided that the Company shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.22, upon learning of any such Claim, shall notify the Company (although the failure so to notify the Company shall not relieve the Company from any liability which the Company may have under this Section 5.22 except to the extent such failure prejudices the Company), and shall deliver to the Company an undertaking to repay all expenses paid by the Company if such indemnification is not permitted under Applicable Law. The Indemnified Parties as a group may retain one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event, such additional counsel as may be required may be retained by the Indemnified Parties.

      (c) The provisions of this Section 5.22 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Company and its representative successors and assigns.

      (d) If the Company or any of its successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation, or other entity, then and in each such case the Company shall make proper provision so that the successors and assigns of the Company shall assume the obligations set forth in this Section 5.22.

      SECTION 5.23 ACCESS TO INFORMATION OF THE COMPANY AND SW BANK.

      (a) During the period from the date hereof until the Effective Time, the Company and SW Bank shall provide the information and access described in paragraphs (b) and (c) below during normal business hours, upon reasonable written or oral notice and in such manner as will not unreasonably interfere with the conduct of the Company's or SW Bank's business.

      (b) To the extent permitted by law and consistent with Section 5.23(a), the Company and SW Bank shall authorize and permit the General Partner and its representatives, accountants and counsel to have full and complete access to all of the properties, books, records, branch operating reports, branch audit reports, customer accounts and records, any reports of Governmental Authorities and responses thereto, operating instructions and procedures (and all correspondence with Governmental Authorities), tax returns, tax settlement letters, financial statements and other financial information (including the work papers of PricewaterhouseCoopers used to audit the Company's balance sheets as of December 31, 1999 and 1998 and its statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997), contracts and documents of the Company and SW Bank and all other information with respect to the business affairs, financial condition, assets and Liabilities of the Company and SW Bank as the General Partner may from time to time reasonably request, to make copies of such books, records and other documents and to discuss the business affairs, condition (financial and otherwise), assets and Liabilities of the Company and SW Bank with such third persons, including, without limitation, the directors, officers, employees, agents, accountants (including PricewaterhouseCoopers) and attorneys of the Company and SW Bank, as the General Partner considers reasonably necessary or appropriate for the purposes of familiarizing itself with the business and operations of the Company and SW Bank, determining any breach of the representations, warranties and covenants of the Company and SW Bank set forth herein, obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement by Governmental Authorities and conducting further evaluations of the assets and Liabilities of the Company and SW Bank.

      (c) For purposes of the General Partner's investigation pursuant to this
Section 5.23, the Company and SW Bank shall use their best efforts to cause any service bureau, accountant, third party servicer or other third party under contract to it to furnish to the General Partner and its authorized representatives, at the Partnership's cost, full access to such party's premises and all of its books, records and properties, including, without limitation, all loan, investment, regulatory, financial, accounting, tax and property records and files relating to the operations of the Company and SW Bank including, without limitation, all files, computer records and customer information, relating to assets serviced by third parties. The Company and SW Bank shall use their best efforts to cause any service bureau, accountant, third party servicer or other third party to provide adequate space and facilities and the cooperation of its personnel at the Partnership's cost, including, without limitation, copying facilities, to the end that such examination shall be completed expeditiously, completely and accurately. Without limiting any of the foregoing, the General Partner and its authorized representatives shall be specifically entitled to conduct at the General Partner's own expense (and the Company and SW Bank shall use their best efforts to enable them to conduct) such tests of accounts receivable and other matters as they deem appropriate. Any examination or investigation made by the General Partner or other Persons as contemplated by this Section shall not affect any of the representations and warranties hereunder.

      SECTION 5.24 [INTENTIONALLY OMITTED].

      SECTION 5.25 FURTHER ASSURANCES. Each party hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

      SECTION 5.26 PREPARATION OF SHELF REGISTRATION STATEMENT. As soon as practicable following the Closing Date (but no later than ten days following the later of the Closing Date or the date on which the Company has received all requisite information from substantially all of the Partners), the Company will prepare and file with the SEC, at its expense (including, without limitation, all NASD registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, all fees and disbursements of counsel, independent certified public accountants, consultants, advisors and experts for the Company, and all other expenses of the type ordinarily incurred to register securities, but not including any underwriting discounts or commissions, or expenses of Partners or underwriters), a continuous or "shelf" registration statement on Form S-3 (the "Registration Statement") pursuant to Rule 415 under the Securities Act for registration of the resale by the Partners of the shares of Company Common Stock to be issued in connection with the transactions contemplated hereby. The parties hereby agree (i) to cooperate with each other in preparing and filing such Registration Statement, and (ii) to use its best efforts to cause such Registration Statement to be declared effective by the SEC by the date on which the Company first publishes an earnings report that reflects at least 30 days of combined operations of the Company, Citizens and the Partnership (the "Expiration Date"), such earnings report being referred to herein as the "Combined Report." The Company agrees to maintain the effectiveness of the Registration Statement for a period of two years following the Closing Date. Without limiting the generality of the foregoing, nothing shall be contained in the Registration Statement or with respect to any party unless approved by such party, which approval shall not be unreasonably withheld. The Company shall furnish without charge to each Partner such number of copies of the prospectus (including each preliminary prospectus) included in the Registration Statement, and such other documents as the Partner may reasonable request in order to facilitate the disposition of shares of Company Common Stock by each Partner, including, without limitation, all documents incorporated by reference in the Registration Statement. The Company shall also promptly notify each Partner, after becoming aware thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the happening of any event which makes the Registration Statement or any post-effective amendment thereto, related prospectus or any amendment or supplement thereto, or any document incorporated therein by reference, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading. The Company shall use its best efforts to register or qualify such shares under the securities or blue sky laws of such states and the District of Columbia as the Partners may reasonably request to enable them to dispose in such states and the District of Columbia of the shares owned by them; and otherwise use its best efforts to comply with all Applicable Laws to enable the Partners to consummate the disposition of the shares owned by them.

      The Company shall prepare and file with the SEC all such amendments and supplements to the Registration Statement and each prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the two-year period specified above in this Section 5.26 and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all shares of Company Common Stock covered by the Registration Statement in accordance with the intended method of disposition (which shall include underwritten offerings) set forth in the Registration Statement.

      SECTION 5.27 PARTNERS' AGREEMENTS AS TO REGISTRATION STATEMENT. The General Partner understands that each Partner must furnish the Company with such information regarding the Partner and pertinent to the disclosure requirements relating to the registration and distribution of his shares of Company Common Stock as the Company may from time to time reasonably request in writing and hereby agrees to assist the Company in that regard. The General Partner understands and agrees that in order to sell any shares of Company Common Stock pursuant to the Registration Statement, the selling Partner or the broker effectuating any such sale must deliver a copy of the current prospectus included in the Registration Statement to the purchaser of such shares prior to or simultaneously with the delivery of the confirmation for such sale to such purchaser. The General Partner understands that any sale which fails to comply with the requirements of the preceding sentence will not be in compliance with the Securities Act and must be rescinded. The General Partner understands that, upon receipt of any notice from the Company of the happening of any event described in the sixth sentence of
Section 5.26 hereof, each Partner must immediately discontinue disposition of his shares of Company Common Stock pursuant to the Registration Statement until the lifting of such stop order or the Partner's receipt of the copies of the supplemented or amended prospectus, as applicable. The Company understands that the General Partner cannot control or bind the Partners to any of the foregoing provisions or restrictions.

      SECTION 5.28 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold harmless John C. Echols, Douglas W. Stewart, Douglas E. Stewart, John H. Echols, Andrew C. Echols, Hugh A. Echols, Cotulla Partners, Ltd. and each Partner and each underwriter, if any, and each Affiliate of each Shareholder or any such underwriter (collectively, the "Partner Indemnified Parties") against any and all losses, claims, damages or liabilities, and expenses to which any such Partner Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether commenced or threatened) arise out of or are based upon (i) any untrue statement of any material fact contained in the Registration Statement, any preliminary, final or summary prospectus contained therein (except where errors or omissions in such preliminary prospectus are corrected in the final prospectus and the Partner fails to timely deliver such final prospectus) or in any amendment or supplement thereto or any document incorporated by reference therein or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Partner Indemnified Party for any legal or any other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, that the Company shall not be liable to any Partner Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or omission made in the Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to the subject Partner or such Partner's underwriter furnished to the Company by such Partner or such Partner's underwriter specifically for use in the preparation thereof. The indemnity agreements contained in this Section 5.28 shall not apply to amounts paid in settlement of claims if such settlement is effectuated without the consent of the Company (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Partner or any Partner Indemnified Party.

      (b) INDEMNIFICATION BY THE PARTNERS. Each Partner shall, severally and not jointly, indemnify, defend and hold harmless, the Company and each Affiliate of the Company and their respective directors and officers (and the directors, officers, affiliates and controlling persons thereof, as defined in Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (collectively, the "Company Indemnified Parties"), against any and all losses, claims, damages or liabilities, and expenses to which any such Company

Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities,(or actions or proceedings in respect thereof, whether commenced or threatened) arise out of or are based upon any statement in or omission from the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or omission was made in reliance upon and in conformity with written information with respect to the Partner furnished to the Company by such Partner specifically for use in the preparation of the Registration Statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 5.28 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising if such settlement is effected without the consent of the Partner (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other Company Indemnified Party. In no event shall the liability of any Partner hereunder be greater in amount than the dollar amount of the proceeds received by such Partner upon the sale of the Company Common Stock giving rise to such indemnity obligation.

      (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by a Partner or a Company Indemnified Party (collectively, an "Indemnified Party") hereunder or written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.28, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, that the failure of such Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding sections of this Section 5.28, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such Indemnified Party. In case any such action is brought against any Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party or a release from all liability in respect to such claim or litigation.

      (d) CONTRIBUTION. If the indemnification provided for in this Section 5.28 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and an Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such Indemnified Party. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.28(d) were determined: (i) by pro rata allocation or (ii) by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.28(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include (subject to the limitations set forth in Section 5.28(c) hereof) any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action, proceeding or claim. Notwithstanding the provisions of this Section 5.28(d), no Partner shall be required to contribute any amount in excess of the net proceeds received by such Partner from the sale of Company Common Stock under the Registration Statement. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

      (e) NON-EXCLUSIVITY. The obligations of the parties under this Section
5.28 shall be in addition to any liability which any party may otherwise have to any other party.

      (f) SUCCESSORS AND ASSIGNS. The provisions of this Section 5.28 shall survive the Effective Time and the Closing and are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs, personal representatives, successors and assigns and shall be binding on the Company, the Partners and their heirs, personal representatives, successors and assigns.

      (g) MERGER. If the Company or any of its successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation, or other entity, then and in each such case the Company shall make proper provision so that the successors and assigns of the Company shall assume the obligations set forth in this Section 5.28.

      SECTION 5.29 COMBINED REPORT. The Company agrees to publish the Combined Report without undue delay, but in no event later than 30 days after the last day of the first full month of combined operations of the Company, Citizens and the Partnership Assets, and thereupon to notify the Partners of the occurrence of the Expiration Date.

      SECTION 5.30 LEGENDS ON CERTIFICATES. In order to comply with the requirements of the Securities Act and the Texas Business Corporation Act, the Company may give stop transfer instructions to its transfer agent with respect to the shares of Company Common Stock issuable hereunder and shall place on each certificate representing any such shares (and any substitution therefor) a legend stating in substance:

            "The securities represented by this certificate were issued without registration under the Securities Act of 1933 (the "Act") or any applicable state securities laws and may be sold, transferred or otherwise disposed of only upon receipt by the Company of an opinion of counsel acceptable to it that an exemption from registration under the Act and any such state securities laws is available, or pursuant to a registration statement under the Act."

The legend set forth above shall be removed by delivery of substitute certificates without such legend, and any related stop transfer instructions shall be lifted forthwith, provided that the Shares have been sold under the Registration Statement and the prospectus delivery requirements set forth in
Section 5.27 have been satisfied. In addition, such legend shall be so removed, and any related stop transfer instructions shall be lifted forthwith, upon the Company's receipt of a request therefor from any Partner at least two years following the Effective Time, unless the Company deems the Partner at the time to be an affiliate of the Company or to have been such an affiliate within the preceding three months.

      SECTION 5.31 BEST EFFORTS FOR DECEMBER CLOSING. The Company, SW Bank and the General Partner shall use their best efforts to cause the Effective Time to occur on or prior to December 31, 2000.

      SECTION 5.32 REAL ESTATE MATTERS. The Company and SW Bank may, at their option and expense, obtain prior to December 15, 2000, any or all of the following for the purpose of verifying certain of the representations and warranties of the Partnership hereunder: (i) a survey of the Land; (ii) a title insurance commitment for a standard Texas title insurance policy covering the Land and the Building, (iii) structural and mechanical inspections of the Building, including but not limited to inspection of the foundation, roof, plumbing, electrical, HVAC and other mechanical systems, and (iv) other inspections of the Building to assure compliance with federal and state laws and regulations.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

      SECTION 6.1 CONDITIONS TO THE PARTNERSHIP'S OBLIGATION TO CLOSE. The obligation of the Partnership and the General Partner to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions.

      (a) REPRESENTATIONS AND WARRANTIES.

            (i) Except for such breaches of the representations and warranties contained in Article IV hereof as have not had, and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company, all representations and warranties of the Company and SW Bank contained in Article IV of this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date, in which case they shall be deemed to have been made as of the Closing Date but speaking only as of such specific date). Solely for purposes of this Section and in determining compliance with the condition set forth herein, any representation and warranty made by the Company and SW Bank in this Agreement shall be read and interpreted as if the qualification set therein with respect to materiality or Material Adverse Effect were not contained therein;

            (ii) The Company and SW Bank shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied by them at or prior to the Closing Date;

            (iii) There shall not have been instituted or threatened any suit, claim, action, investigation or proceeding of any nature by any Person that, individually or when aggregated with other suits, claims, actions, investigations or proceedings, if any, and breaches, if any, of the representations and warranties contained in Article IV hereof, has had, or can reasonably be expected to have, a Material Adverse Effect on the Company; and

            (iv) There shall have been delivered to the General Partner on the Closing Date, a certificate executed by the Chief Executive Officer, the President or any Executive Vice President, of the Company certifying compliance with all the provisions of this Section 6.1(a).

      (b) REGULATORY APPROVALS. All of the Regulatory Approvals for the Merger and the transactions contemplated by this Agreement shall have been obtained; such Regulatory Approvals shall be in effect and no proceedings shall have been initiated or threatened with respect thereto; all applicable waiting periods with respect to such Regulatory Approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Regulatory Approvals shall have been satisfied.

      (c) [Intentionally Omitted]

      (d) BOARD APPROVAL. The Company and SW Bank shall have furnished the General Partner with a certified copy of the resolutions duly adopted by the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby.

      (e) NO VIOLATIONS OF LAW, LITIGATION. The transactions contemplated by this Agreement shall not violate any Applicable Law. There shall be no pending or threatened suits, claims, actions, investigations or proceedings by any Person or Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any material damages against any Person as a result of the transactions contemplated hereby.

      (f) OPINIONS OF COUNSEL. The Partnership and the General Partner shall have received an opinion addressed to them of Vinson & Elkins L.L.P., counsel to the Company, dated the Closing Date, substantially in the form of Exhibit D hereto.

      (g) MERGER AGREEMENT. The transactions contemplated by the Merger Agreement shall be consummated simultaneously with the Closing.

      (h) NASDAQ LISTING. The shares of Company Common Stock to be delivered to the Partners pursuant to this Agreement shall have been authorized for listing on Nasdaq.

      (i) BANKING CRISIS. There shall not have occurred and be continuing any general banking moratorium or general suspension of payments in respect of banks in the United States.

      (j) RELEASE OF GUARANTORS; MORTGAGE LOAN. SW Bank shall have delivered to the General Partner evidence reasonably satisfactory to the General Partner that either the Mortgage Loan has been repaid in full or the Mortgage Loan has been assumed by SW Bank, and a release and cancellation of the Limited Guaranty in form and substance reasonably acceptable to the General Partner.

      SECTION 6.2 CONDITIONS TO THE COMPANY'S AND SW BANK'S OBLIGATIONS TO CLOSE. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES; COVENANTS.

            (i) Except for such breaches of the representations and warranties contained in Article III hereof as have not had, and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Partnership, all representations and warranties of the Partnership and the General Partner contained in Article III of this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date, in which case they shall be deemed to have been made as of the Closing Date but speaking only as of such specific date). Solely for purposes of this Section and in determining compliance with the condition set forth herein, any representation and warranty made by the Partnership and the General Partner in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect were not contained therein;

            (ii) The Partnership and the General Partner shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied by them at or prior to the Closing Date;

            (iii) There shall not have been instituted or threatened any suit, claim, action, investigation or proceeding of any nature by any Person that would have been required to be listed on Schedule 3.14(a) hereto had such suit, claim, action or proceeding been instituted or threatened as of the date of this Agreement, and that, individually or in the aggregate, or when aggregated with the breaches, if any, of representations and warranties contained in Article III hereof, has had, or can reasonably be expected to have, a Material Adverse Effect on the Partnership; and

            (iv) There shall have been delivered to the Company and SW Bank on the Closing Date a certificate executed by the General Partner certifying compliance with all the provisions of this Section 6.2(a).

      (b) REGULATORY APPROVALS. All the Regulatory Approvals for the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained without the imposition of any non-standard conditions that are or would become applicable to the Company, SW Bank or any other Subsidiary of the Company after the Effective Time that the Company and SW Bank in good faith determine would be unduly burdensome (in the context of the transactions contemplated by this Agreement) upon the conduct of the business of the Company or SW Bank, as such businesses have been conducted prior to the Effective Time or as such businesses are anticipated to be conducted after the Effective Time, other than activity restrictions resulting from the activities of the Partnership constituting non-permissible activities of a bank or a bank holding company. All such Regulatory Approvals shall be in effect and no proceedings shall have been instituted or threatened with respect thereto; all applicable waiting periods with respect to such Regulatory Approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Regulatory Approvals shall have been satisfied. All other consents, approvals, waivers and other actions required from any other Person pursuant to the Scheduled Contracts in connection with the transactions contemplated by this Agreement shall have been obtained in form satisfactory to the Company and SW Bank, except where the failure to obtain such consents, approvals and waivers, and to take such other action, will not result in a Material Adverse Effect.

      (c) BOARD APPROVAL. The General Partner shall have furnished the Company and SW Bank with a certified copy of the resolutions duly adopted by the Board of Directors of BLC as the general partner of the General Partner approving this Agreement and the transactions contemplated hereby and thereby.

      (d) NO VIOLATIONS OF LAW; NO LITIGATION. The transactions contemplated by this Agreement shall not violate any Applicable Law. There shall be no pending or threatened suits, claims, actions, investigations, or proceedings by any Person or Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any damages against any Person as a result of the transactions contemplated hereby.

      (e) OPINION OF COUNSEL. The Company and SW Bank shall have received an opinion addressed to them of Locke Liddell & Sapp LLP, special counsel to the Partnership and the General Partner, dated the Closing Date, substantially in the form of Exhibit E hereto.

      (f) TAX OPINION. The Company and SW Bank shall have received from Vinson & Elkins L.L.P. an opinion of counsel, to the effect that for federal income tax purposes no gain or loss will be recognized by the Company or SW Bank by reason of the purchase of the Partnership Assets hereunder. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate, may rely upon representations made in certificates of officers of BLC as general partner of the General Partner, the Company, SW Bank, affiliates of the foregoing, and others.

      (g) BANKING CRISIS. There shall not have occurred and be continuing any general banking moratorium or general suspension of payments in respect of banks in the United States.

      (h) MERGER AGREEMENT. The transactions contemplated by the Merger Agreement shall be consummated simultaneously with the Closing.

      (i) AFFILIATES' LETTERS. Each Affiliate of the Partnership shall have delivered to the Company an executed copy of the letter contemplated by Section
5.10 hereof.

      (j) POOLING OF INTERESTS. The Merger and the transactions contemplated hereunder shall qualify as a "pooling of interests" for financial accounting purposes, and the Company shall have received an opinion from PricewaterhouseCoopers LLP dated the Closing Date to that effect, and Tiller and Company shall have delivered its opinion to the Company dated as of the Closing Date that it knows of no facts with regard to Citizens or the Partnership that would not allow the Merger and the transactions contemplated hereunder to qualify as a "pooling-of-interests."

      (k) REAL ESTATE MATTERS. The Company shall have received, if obtained prior to December 15, 2000 pursuant to Section 5.32, (i) a survey of the Land reasonably satisfactory to the Company and SW Bank and showing no encroachment of the Building (exclusive of the parking lot) on any real property outside the boundaries of the Land, (ii) a standard Texas title insurance policy covering the Land and the Building in form and substance reasonably satisfactory to the Company and SW Bank, and (iii) structural, mechanical and legal compliance inspections of the Building and facilities used therein reasonably satisfactory to the Company and SW Bank indicating that the Building and other facilities used in the Partnership's business are adequately maintained and are free from defects that could materially interfere with the use of such facilities and that the Partnership Personalty is in good operating condition and repair, subject to ordinary wear and tear and is adequate for the uses to which it is being put.

                                   ARTICLE VII

                                   TERMINATION

      SECTION 7.1 TERMINATION. This Agreement and the obligations of the parties hereunder will terminate automatically upon any termination of the Merger Agreement pursuant to Article VII thereof. In addition, this Agreement and the obligations of the parties hereunder may be terminated:

      (a) by mutual written consent of the Company, SW Bank and the General Partner at any time whether or not previously approved by the Board of Directors of BLC;

      (b) by the Company and SW Bank or the General Partner upon the expiration of 15 days after any Governmental Authority having jurisdiction over any of the transactions set forth herein indicates that it intends to deny or to refuse to grant any Regulatory Approval; provided, however, that in the case of a denial or refusal to grant approval by any Governmental Authority other than the OCC or the Federal Reserve Board, the parties shall use their best efforts during such 15 day period to obtain the withdrawal of such denial or refusal;

      (c) by the Company and SW Bank immediately upon the expiration of 30 days from the date that the Company and SW Bank have given notice to the General Partner of the material failure by the Partnership or the General Partner to satisfy any covenant or agreement herein, or of the breach by the Partnership or the General Partner of any warranties or representations contained herein that in the aggregate represent a change in the Partnership from that represented to the Company and SW Bank that is equivalent to a Material Adverse Effect on the Partnership; provided, however, that no termination under this Section 7.1(c) shall take effect if the General Partner shall have fully and completely corrected the grounds for termination as specified in the aforementioned notice within the earlier to occur of (i) 30 days after the date of receipt of such notice and (ii) the date specified in paragraph (h) below, and provided further, however, that solely for purposes of this Section 7.1(c), any representation and warranty made by the Partnership or the General Partner in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect were not contained therein;

      (d) by the General Partner immediately upon the expiration of 30 days from the date that the General Partner has given written notice to the Company and SW Bank of their material failure to satisfy any covenant or agreement contained herein, or of their breach of any warranties or representations contained herein that in the aggregate represent a change in the Company and SW Bank from that represented to the Partnership and the General Partner that is equivalent to a Material Adverse Effect on the Company; provided, however, that no termination under this Section 7.1(d) shall take effect if the Company and SW Bank shall have fully and completely corrected the grounds for termination as specified in the aforementioned notice within the earlier to occur of (i) 30 days after the date of receipt of such notice and (ii) the date specified in paragraph (h) below, and provided further, however, that solely for purposes of this Section 7.1(d), any representation and warranty made by the Company and SW Bank in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect were not contained therein;

      (e) by the Company and SW Bank, if there shall have occurred since September 30, 2000, any change in or effect on the business of the Partnership or any occurrence, development or event of any nature that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on the Partnership;

      (f) by the General Partner, if there shall have occurred since September 30, 2000, any change in or effect on the business of the Company and SW Bank or any occurrence, development or event of any nature that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on the Company;

      (g) by the General Partner, within three business days after the end of the Company Measurement Period if the Company Measurement Price is less than $25.00 (the "Termination Price") without regard for the Minimum Company Measurement Price (the "Arithmetic Company Measurement Price");

      (h) immediately by a party hereto that is not in default hereunder, if the Closing has not occurred on or before March 31, 2001.

      Notwithstanding the foregoing, if the General Partner elects to terminate the Agreement pursuant to clause (g) above, the Company shall have the right, but not the obligation, to nullify such termination by increasing the number of Adjusted Company Shares to be received by the Partnership pursuant to Section 1.5(a) hereof by multiplying the number of Adjusted Company Shares determined pursuant to Section 1.5(a) by the quotient of the Termination Price divided by the Arithmetic Company Measurement Price. If the Company exercises the right described in the preceding sentence, it must notify the General Partner of such exercise within two business days following its receipt of the General Partner's election to terminate the Agreement pursuant to clause (g) above, whereupon no such termination shall have occurred and this Agreement shall remain in effect in accordance with its terms (except that the Adjusted Company Shares shall have been so modified), and any references in this Agreement to "Adjusted Company Shares" shall thereafter be deemed to refer to such term as adjusted pursuant to this paragraph.

      SECTION 7.2 EFFECT OF TERMINATION. In the event of a termination under
Section 7.1, this Agreement shall become void, and there shall be no liability on the part of any party or any of such party's directors, officers, employees, agents or shareholders to the other party or such other party's directors, officers, employees, agents or shareholders; provided, however, that the obligations of any party under Sections 5.7, 5.21(b), 8.9, 8.10 and 8.11 shall survive the termination of this Agreement; and provided further that a termination under Section 7.1(c) or (d) shall not relieve any party of any liability for breach of this Agreement or for any misrepresentation hereunder as of the date of this Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. Liability, if any, for an inadvertent or non-intentional breach or misrepresentation under the foregoing provisions shall be limited to the recovery of out-of-pocket costs and expenses and shall not include punitive, special or consequential damages. The parties acknowledge and agree that breaches of representations and warranties that in the aggregate do not give rise to a right of termination hereunder shall not give any right to any party as to offset or any other remedy or right hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, conditions, covenants and agreements of the parties contained in this Agreement or in any instrument of transfer or other document delivered in connection with the transactions contemplated hereby shall survive the Closing, except for those covenants and agreements that are contemplated by their terms to be performed after the Closing. No party, including any of its directors, officers, employees, agents, partners, counsel and shareholders, shall be under any liability whatsoever with respect to such representations, warranties, conditions and covenants following the Closing, except that the Company and SW Bank shall be responsible for all of their covenants and agreements that are contemplated by their terms to be performed after the Closing.

      SECTION 8.2 NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if in writing and (i) delivered in person or by overnight delivery or courier service (ii) sent by facsimile or (iii) deposited in the United States mail, by certified mail postage prepaid and return receipt requested (provided that any notice given pursuant to clause (ii) is also confirmed by the means described in clause (i) or (iii)), as follows:

            To the Company and SW Bank:

                  Southwest Bancorporation of Texas, Inc.
                  4400 Post Oak Parkway
                  Houston, Texas 77027
                  Attention:  Paul B. Murphy, Jr.
                              President and Chief Executive Officer
                  Fax:  (713) 439-5905

            With a copy to:

                  Vinson & Elkins L.L.P.
                  2300 First City Tower
                  1001 Fannin Street
                  Houston, Texas  77002-6760
                  Attention:  Michael P. Finch, Esq.
                  Fax:  (713) 615-5282

            To the Partnership and the General Partner:

                  Baytown Land Corporation
                  c/o Citizens Bankers, Inc.
                  1300 Rollingbrook
                  Baytown, Texas 77521
                  Attention:  John H. Echols
                  Fax:  (832) 556-7299

            With a copy to:

                  Locke Liddell & Sapp LLP
                  600 Travis Street, Suite 3400
                  Houston, Texas 77002-3095
                  Attention:  Douglas E. Stewart, P.C.
                  Fax:  (713) 223-3717

      Such notice or other communication shall be deemed given when so delivered personally, or sent by facsimile transmission, or, if sent by overnight delivery or courier service, the business day after being sent from within the United States, or if mailed, four days after the date of deposit in the United States mails.

      SECTION 8.3 GOVERNING LAW. Except as otherwise provided in any exhibit hereto, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Texas without taking into account provisions regarding choice of law.

      SECTION 8.4 ENTIRE AGREEMENT. All exhibits and schedules (including, without limitation, the Disclosure Schedule) referred to in this Agreement are integral parts hereof, and this Agreement, together with such exhibits and schedules (including, without limitation, the Disclosure Schedule), constitutes the entire agreement among the parties hereto with respect to the matters herein and therein and supersedes all prior agreements and understandings between the parties with respect thereto.

      SECTION 8.5 AMENDMENTS AND WAIVERS. This Agreement may not be amended except upon a written consent authorized and approved by the board of directors of each party hereto. By an instrument in writing, the Company and SW Bank may waive compliance by the Partnership and the General Partner and the General Partner may waive compliance by the Company and SW Bank with any term or provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

      SECTION 8.6 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

      SECTION 8.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

      SECTION 8.8 INTERPRETATION OF AGREEMENT. The article, section and other headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement. References herein to the transactions contemplated by this Agreement or other similar words shall include, without limitation, the Merger, the Delaware Merger, the Bank Merger and all of the other transactions contemplated hereunder.

      SECTION 8.9 EXPENSES. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, will be paid by the party incurring such costs and expenses.

      SECTION 8.10 ATTORNEYS' FEES. If any legal action is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

      SECTION 8.11 PUBLICITY. The parties hereto will consult with each other with regard to the terms and substance of any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The parties agree further that neither of them will release any such press release, announcement or other public statement without the prior approval of the other party, unless such release is required by law and the parties cannot reach agreement upon a mutually acceptable form of release, in which event the party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement. The parties agree further that such approval will not be unreasonably withheld, and they pledge to make a good faith effort to reach agreement expeditiously on the terms of any such press release, announcement or other public statement.

      SECTION 8.12 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      SECTION 8.13 THIRD PARTIES. Except as otherwise provided herein, each party intends that this Agreement shall not benefit or create any right or cause of action or remedy of any nature whatsoever in any Person other than the parties to this Agreement, including, without limitation, conferring upon any Person the right to remain an employee or agent of the Partnership, the General Partner, the Company or any of their Subsidiaries, or restraining the Partnership, the General Partner, the Company or any of their Subsidiaries from changing the terms and conditions of employment of any Person or terminating such Person's employment, following the Effective Time.

      SECTION 8.14 GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural.

      SECTION 8.15 CERTAIN DEFINITIONS.

      "ACCREDITED INVESTOR" shall have the meaning as defined in Section 3.29 hereof.

      "AFFILIATE" or "ASSOCIATE" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act of 1933, as amended.

      "AGENT" of the Partnership or the General Partner shall have the meaning as defined in Section 3.16 hereof.

      "AGREEMENT" shall mean this Purchase Agreement.

      "AGREEMENT" shall mean with respect to any Person any note, bond, indenture, license, agreement, lease, contract, indenture, mortgage, deed of trust, lien, instrument, commitment, arrangement or other understanding, whether written or oral, to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its respective business, properties or assets receive benefits.

      "APPLICABLE LAW" shall mean any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable, in the case of the Partnership or the General Partner, to the Partnership or the General Partner, respectively, or the respective properties, assets, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of them) of any of them, and, in the case of the Company, SW Bank or any other Subsidiary of the Company, to the Company, SW Bank, or such other Subsidiary of the Company, respectively, or the respective properties, assets, officers, directors, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of them) of any of them.

      "BLC" shall mean Baytown Land Corporation, a Texas corporation and the general partner of the General Partner.

      "BLI PARTNERSHIP AGREEMENT" shall have the meaning as defined in Section 3.1(f) hereof.

      "BUILDING" shall have the meaning as defined in Section 3.6 hereof.

      "CERTIFICATE" shall have the meaning as defined in Section 1.2(a) hereof.

      "CLOSING" shall have the meaning as defined in Section 2.1 hereof.

      "CLOSING DATE" shall have the meaning as defined in Section 2.1 hereof.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1986.

      "COMBINED REPORT" shall have the meaning as defined in Section 5.26 hereof.

      "COMPANY" shall mean Southwest Bancorporation of Texas, Inc., a Texas corporation.

      "COMPANY COMMON STOCK" shall mean the Company's Common Stock, $1.00 par value.

      "CONTAMINANT" shall have the meaning as defined in Section 3.22 hereof.

      "DAMAGES" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, judgments, awards, fines, sanctions, penalties, charges, and amounts paid in settlement of any such matter, including, without limitation, interest, penalties, costs, fees and expenses of attorneys, experts, witnesses, investigators and any other agents.

      "DISCLOSURE SCHEDULE" shall have the meaning as defined in Article III hereof.

      "EFFECTIVE TIME" shall have the meaning as defined in Section 2.2(a) hereof.

      "EMPLOYEE" of the Partnership or the General Partner shall have the meaning as defined in Section 3.16 hereof.

      "EMPLOYEE AGREEMENTS" shall have the meaning as defined in Section 3.16 hereof.

      "ENVIRONMENTAL LAW" shall have the meaning as defined in Section 3.22 hereof.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "EXCHANGE AGENT" shall have the meaning as defined in Section 1.3(a) hereof.

      "EXPIRATION DATE" shall have the meaning as defined in Section 5.27 hereof.

      "FDIC" shall mean the Federal Deposit Insurance Corporation.

      "FRB" shall mean the Board of Governors of the Federal Reserve Bank.

      "GENERAL PARTNER" shall mean Baytown Land I, Ltd., a Texas limited partnership and the sole general partner of the Partnership.

      "GOVERNMENTAL AUTHORITY" shall mean any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

      "GOVERNMENTAL FILINGS" shall have the meaning as defined in Section 3.4(b) hereof.

      "IRCA" shall have the meaning as defined in Section 3.18 hereof.

      "JOINT VENTURE" shall mean with respect to an entity any general or limited partnership or joint venture interest which is owned directly or indirectly by such entity.

      "KNOWLEDGE" when used with respect to (a) the Company means actual knowledge of any current executive officer or director of such party or any of its Subsidiaries or any other officer with supervising responsibility for the matter to which knowledge refers and (b) with respect to the Partnership and the General Partner means actual knowledge of Douglas E. Stewart or John H. Echols in their capacity as officers of Baytown Land Corporation, without investigation or inquiry other than to the officers of Baytown Management Company; provided, however, that in the absence of fraud nothing in this Agreement shall be deemed to create or impose any personal liability of any kind on such individuals.

      "LIABILITIES" shall mean obligations of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due) that are required to be reflected in financial statements under generally accepted accounting principles consistently applied.

      "LIMITED PARTNERS" mean the limited partners of the Partnership.

      "MATERIAL ADVERSE EFFECT" shall mean any change or effect that would be material and adverse to the consolidated business, operations, condition (financial or other), properties or results of operations of a specified Person and its Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking, partnership, corporation and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements, and (c) any modifications or changes or restructuring charges taken in connection with the Merger or the transactions contemplated hereunder, in each case in accordance with generally accepted accounting principles.

      "MAXIMUM COMPANY MEASUREMENT PRICE" shall have the meaning as defined in
Section 1.5(a) hereof.

      "MERGER" shall have the meaning as defined in Recital B hereof.

      "MINIMUM COMPANY MEASUREMENT PRICE" shall have the meaning as defined in
Section 1.5(a) hereof.

      "MULTIEMPLOYER PLAN" shall mean a plan described in Section 3(37) of ERISA.

      "NASDAQ" shall have the meaning as defined in Section 1.3(e) hereof.

      "OCC" shall mean the Office of the Comptroller of the Currency.

      "OFFERING MEMORANDUM/PROXY STATEMENT shall have the meaning as defined in
Section 5.1 hereof.

      "PARTNER" shall mean the General Partner or a Limited Partner.

      "PARTNERSHIP" shall mean Citizens Banks Limited Partnership, a Texas limited partnership.

      "PARTNERSHIP ASSETS" shall have the meaning as defined in Section 1.1 hereof.

      "PARTNERSHIP INTEREST" shall have the meaning as defined in Section 1.7(a) hereof.

      "PARTNERSHIP PERSONALTY" shall have the meaning as defined in Section 3.11 hereof.

      "PARTNERSHIP REAL PROPERTY" shall have the meaning as defined in Section
3.10 (a).

      "PERSON" shall include any individual, partnership, joint venture, corporation, trust or unincorporated organization, any other business entity and any Governmental Authority, in each case whether acting in an individual, fiduciary or other capacity.

      "PLANS" shall have the meaning as defined in Section 3.17(a) hereof.

      "REGISTRATION STATEMENT" shall have the meaning as defined in Section 5.1 hereof.

      "REGULATION D" shall mean Regulation D promulgated under the Securities
Act.

      "REGULATORY APPROVALS" shall have the meaning as defined in Section 5.2(a) hereof.

      "REGULATORY STANDARDS" shall have the meaning as defined in Section 3.26 hereof.

      "RELEASE" shall have the meaning as defined in Section 3.22 hereof.

      "RETURNS" shall have the meaning as defined in Section 3.15(a)(ii) hereof.

      "SCHEDULED CONTRACTS" shall have the meaning as defined in Section 3.7(a) hereof.

      "SEC" shall mean the U.S. Securities and Exchange Commission.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "SHAREHOLDERS' MEETING" shall have the meaning as defined in Section 5.1 hereof.

      "SUBSIDIARY" shall mean, as to any particular parent corporation, any corporation as to which more than 50% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights are to be exercised) at the time is owned or controlled, directly or indirectly, by such parent corporation and/or by one or more Subsidiaries, and any general partnership, limited partnership, association, joint venture arrangement or trust of any kind with respect to which such parent corporation or any Subsidiary thereof has an equity or management interest or as to which any such entity serves as trustee.

      "SW BANK" shall mean Southwest Bank of Texas National Association, a national banking association.

      "TAXES" shall have the meaning as defined in Section 3.15(a)(i) hereof.

      "TBCA" shall have the meaning as defined in Section 1.1(a) hereof.

      "TDB" shall mean the Texas Department of Banking.

      "TERMINATION PRICE" shall have the meaning as defined in Section 7.1(h) hereof.

      "THREATENED" shall have the meaning as defined in Section 3.14(a) hereof.

      "WARN" shall have the meaning as defined in Section 3.18 hereof.



                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SOUTHWEST BANCORPORATION OF TEXAS, INC.


                              By:   /s/ PAUL B. MURPHY, JR.
                                    Paul B. Murphy, Jr.
                                    President and Chief Executive Officer


           .                  SOUTHWEST BANK OF TEXAS
                                 NATIONAL ASSOCIATION


                              By:   /s/ PAUL B. MURPHY, JR.
                                    Paul B. Murphy, Jr.
                                    President and Chief Executive Officer


                              CITIZENS BANKERS LIMITED PARTNERSHIP

                              By:   BAYTOWN LAND I, LTD.
                                       Its General Partner

                                    By:   BAYTOWN LAND CORPORATION
                                             Its General Partner


                                          By:    /s/ JOHN H. ECHOLS
                                                John H. Echols
                                                Chairman


                              BAYTOWN LAND I, LTD.

                              By:   BAYTOWN LAND CORPORATION
                                       Its General Partner

                                    By:         /s/   JOHN H. ECHOLS
                                                John H. Echols
                                                Chairman

                                                                       EXHIBIT A

                          PLAN OF COMPLETE LIQUIDATION
                                       OF
                      CITIZENS BANKERS LIMITED PARTNERSHIP

      This plan of Complete Liquidation (the "Plan of Liquidation") is intended to accomplish the complete liquidation and dissolution of Citizens Bankers Limited Partnership, a Texas limited partnership located in Baytown, Harris County, Texas (the "Partnership"), pursuant to the following steps:

      1. The Partnership has entered into a Purchase Agreement as of November 9, 2000 (the "Agreement"), among Southwest Bancorporation of Texas, Inc., a Texas corporation ("Southwest"), the Partnership and Baytown Land I, Ltd., a Texas limited partnership and the general partner of the Partnership (the "General Partner"), wherein and whereby the Partnership will transfer the entire business and substantially all of the property and assets of the Partnership to Southwest in exchange for ____________ shares of voting common stock of Southwest, par value $1.00 ("Southwest Common Stock"), and the assumption by Southwest of all liabilities and obligations of the Partnership (except as specifically excluded by the terms of the Agreement). The Partnership will then be liquidated and dissolved, and the Southwest Common Stock will be distributed to the Partnership's general partner and limited partners (the "Partners") according to their respective interests, all upon and subject to the terms and conditions of such Agreement.

      2. After the receipt by the Partnership of the Southwest Common Stock to be received in exchange for the business, properties and assets of the Partnership, and after payment of all unpaid expenses and obligations of the Partnership not assumed by Southwest, as provided in the Agreement, the Partnership shall distribute ratably to the Partners entitled thereto the shares of Southwest Common Stock which the Partnership has received. Such distribution by the Partnership of the Southwest Common Stock to the Partners of the Partnership entitled thereto shall be in complete liquidation, and in exchange for and in redemption and cancellation of all the issued and outstanding equity interests of the Partnership, and the Partners of the Partnership shall thereupon surrender to the Partnership their Partnership units representing their equity interests in the Partnership. No fractional shares of Southwest Common Stock will be issued. Any holder of an equity interest of the Partnership who would otherwise be entitled to a fractional share of Southwest Common Stock upon the distribution in complete liquidation of the Partnership shall receive in cash the value of such fractional shares, as provided in the Agreement.

      3. Upon the completion of the distribution of the Southwest Common Stock, the Partnership shall forthwith be dissolved and its existence terminated in accordance with Article 9 of the Partnership's Amended and Restated Agreement and Certificate of Limited Partnership, dated February 14, 1984.

      4. This Plan of Liquidation is conditioned upon the consummation of the obligations of all parties under the Agreement.

                                                                       EXHIBIT B

                          PLAN OF COMPLETE LIQUIDATION
                                       OF
                              BAYTOWN LAND I, LTD.

      This plan of Complete Liquidation (the "Plan of Liquidation") is intended to accomplish the complete liquidation and dissolution of Baytown Land I, Ltd., a Texas limited partnership located in Baytown, Harris County, Texas (the "Partnership"), pursuant to the following steps:

      1. The Partnership has entered into a Purchase Agreement as of November 9, 2000 (the "Agreement"), among Southwest Bancorporation of Texas, Inc., a Texas corporation ("Southwest"), the Partnership and Citizens Bankers Limited Partnership, a Texas limited partnership ("CBLP"), wherein and whereby CBLP will transfer the entire business and substantially all of the property and assets of CBLP to Southwest in exchange for ____________ shares of voting common stock of Southwest, par value $1.00 ("Southwest Common Stock"), and the assumption by Southwest of all liabilities and obligations of CBLP (except as specifically excluded by the terms of the Agreement). CBLP will then be liquidated and dissolved, and the Southwest Common Stock will be distributed to the Partnership, as the general partner of CBLP, and the limited partners of CBLP according to their respective interests, all upon and subject to the terms and conditions of such Agreement.

      2. After the receipt by the Partnership of the Southwest Common Stock to be received in connection with the liquidation and dissolution of CBLP, and after payment of all unpaid expenses and obligations of the Partnership, the Partnership shall distribute ratably to its general partner and limited partners entitled thereto the shares of Southwest Common Stock which the Partnership has received. Such distribution by the Partnership of the Southwest Common Stock to the general partner and limited partners of the Partnership entitled thereto shall be in complete liquidation, and in exchange for and in redemption and cancellation of all the issued and outstanding equity interests of the Partnership, and the general partner and limited partners of the Partnership shall thereupon surrender to the Partnership their Partnership units representing their equity interests in the Partnership. No fractional shares of Southwest Common Stock will be issued. Any holder of an equity interest of the Partnership who would otherwise be entitled to a fractional share of Southwest Common Stock upon the distribution in complete liquidation of the Partnership shall receive in cash the value of such fractional shares, as provided in the Agreement.

      3. Upon the completion of the distribution of the Southwest Common Stock, the Partnership shall forthwith be dissolved and its existence terminated in accordance with Article VIII of the Articles of General Partnership of Citizens Bankers Limited Partnership, dated August 28, 1983, as amended by the Agreement to Convert Citizens Bankers Limited Partnership into Baytown Land I, Ltd. dated effective as of December 12, 1995.

      4. This Plan of Liquidation is conditioned upon the consummation of the obligations of all parties under the Agreement.

                                                                       EXHIBIT C

                          [Form of Affiliates' Letter]


Southwest Bancorporation of Texas, Inc.
4400 Post Oak Parkway
Houston, Texas 77027

Gentlemen:

      I have been advised that as of the date hereof I am an "affiliate" of Citizens Bankers Limited Partnership, a Texas limited partnership (the "Partnership"), as that term is defined in Rule 144 ("Rule 144") of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). Pursuant to the terms of the Purchase Agreement dated November 9, 2000 (the "Agreement"), between Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), the Partnership, and Baytown Land I, Ltd., a Texas limited partnership (the "General Partner"), providing for the purchase by the Company of all the assets and the assumption by the Company of all the liabilities of, the Partnership (the "Purchase"), as a result of which I will receive shares of Company Common Stock (the "Company Shares") in exchange for the equity interest in the Partnership and/or the General Partner owned by me at the Effective Time of the Purchase as defined in the Agreement.

      I represent and warrant that:

      A. I shall not make any sale, transfer or other disposition of the Company Shares in violation of the Act or the Rules and Regulations.

      B. I have been advised that the issuance of the Company Shares to me pursuant to the Purchase has not been registered by the Company under the Act but that the Company has agreed to file a "shelf" registration statement on Form S-3 (the "Registration Statement") after the Effective Time of the Purchase that would register the resale of my Company Shares. I hereby agree to furnish the Company with such information regarding myself and pertinent to the disclosure requirements relating to the registration and distribution of my Company Shares as the Company may reasonably request in writing. I hereby acknowledge and agree that in order to sell any of my Company Shares pursuant to the Registration Statement, I or the broker effectuating any such sale must deliver a copy of the current prospectus included in the Registration Statement to the purchaser of such shares prior to or simultaneously with the delivery of the confirmation for such sale to such purchaser. I further understand that any sale which fails to comply with the requirement of the preceding sentence will not be in compliance with the Act and must be rescinded. I also hereby agree that, upon my receipt of any notice from the Company of the issuance by the Securities and Exchange Commission (the "SEC") of any stop order suspending the effectiveness of the Registration Statement or the happening of any event which makes the Registration Statement or any post-effective amendment thereto, related prospectus or any amendment or supplement thereto, or any document incorporated therein by reference, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, I will immediately discontinue disposition of my Company Shares pursuant to the Registration Statement until the lifting of such stop order or my receipt of the copies of the supplemented or amended prospectus, as applicable.

      C. I have been informed by the Company that I may not transfer, or in any way reduce my risk with respect to, the Company Shares between the period starting thirty (30) days prior to the Effective Time and ending at such time as the Company shall have publicly released its first earnings report after the Effective Time which includes the results of the combined operations of the Company and the assets and liabilities of the Partnership for a period of at least thirty (30) days subsequent to the Effective Time.

      D. [The following sentence to be included only if the affiliate is a record or beneficial owner of 5% or more of the outstanding equity interests in the Partnership] I have no present plan or intention to sell, exchange, transfer, distribute (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge or otherwise dispose of, reduce the risk of loss by short sale or otherwise, enter into any contract or arrangement with respect thereto, or consent to the sale, exchange, transfer, distribution or other disposition of any interest in (i) the Partnership or the General Partner in a transaction the consideration for which is to be provided by the Partnership, the Company, or any party related to the Partnership or the Company or (ii) shares of Company Common Stock to be received in the Purchase in a transaction the consideration for which is to be provided by the Company or any party related to the Company.

      E. I have carefully read this letter and the Agreement and have discussed their requirements and other applicable limitations upon my sale, transfer or other disposition of the Company Shares, to the extent I felt necessary, with my counsel or counsel for the Partnership.

      F. I understand that the Company is under no obligation to register the sale, transfer or other disposition of the Company Shares by me or on my behalf, or to take any other action necessary in order to make compliance with an exemption from registration available, other than as set forth in the Agreement.

      G. I also understand that stop transfer instructions will be given to the Company's transfer agent with respect to the Company Shares and that there will be placed on the certificates for the Company Shares, or any substitutions therefor, a legend stating in substance:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any applicable state securities laws and may be sold, transferred or otherwise disposed of only upon receipt by the Company of an opinion of counsel acceptable to it that an exemption from registration under the Act and any such state securities laws is available, or pursuant to a registration statement under the Act."

      It is understood and agreed that the legend set forth in paragraph G above shall be removed by delivery of substitute certificates without such legend (i) if the Company Shares have been sold under the Registration Statement and the prospectus delivery requirements set forth in paragraph B above have been satisfied, or (ii) upon the Company's receipt of a request by the undersigned for such removal at least two years following the Effective Time of the Purchase, provided that the undersigned has not been an "affiliate" of the Company (as defined in Rule 144) within the three-month period preceding the date of such request.

                                    Very truly yours,



                                    ------------------------------------------

ACCEPTED this _____ day
of ____________, 2000, by


SOUTHWEST BANCORPORATION OF TEXAS, INC.


By  __________________________
         David C. Farries
      Executive Vice President
              and
      Chief Financial Officer

                                                                       EXHIBIT D


                       OPINION OF COUNSEL FOR THE COMPANY AND SW BANK


      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Company has the corporate power to own or lease its properties and to carry on its business as currently conducted and is not required to be licensed or qualified to do business as a foreign corporation in any jurisdiction in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on the Company.

      2. The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, $.01 par value, none of which shares are issued, and 50,000,000 shares of Company Common Stock, of which ___________ shares were issued and outstanding as of ________, 2000. All outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. The shares of Company Common Stock to be issued to the Partners pursuant to the provisions of the Agreement have been duly authorized, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive rights of any person.

      3. The Company has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity).

      6. The Company and SW Bank have received approval from all necessary governmental agencies and authorities (including the FRB, the OCC and the Texas Department of Banking) for the consummation of the transactions contemplated by the Agreement and the Merger Agreement. Neither the execution nor delivery of the Agreement nor the consummation by the Company of the transactions contemplated thereby, nor the compliance with and fulfillment of the terms and provisions thereof by the Company will conflict with, or result in a breach of, any term, condition or provisions of, or constitute a default under, (a) the Articles of Incorporation or Bylaws of the Company, (b) to our knowledge, any material agreement or instrument to which the Company is a party or by which it is bound, or (e) to our knowledge, any material order, judgment, or decree to which the Company is subject, or result in the creation of any material lien, charge or encumbrance on any properties of the Company.

                                                                       EXHIBIT E

               OPINION OF COUNSEL FOR THE PARTNERSHIP AND THE GENERAL PARTNER

                            ___________________, 2000




Ladies and Gentlemen:

      We have acted as special counsel to Citizens Bankers Limited Partnership, a Texas limited partnership ("Partnership"), and Baytown Land I, Ltd., a Texas limited partnership (the "General Partner"), in connection with the Purchase Agreement among Southwest Bancorporation of Texas, Inc. (the "Company"), the Partnership and the General Partner. This opinion is rendered to you pursuant to
Section 6.2(e) of the Agreement.

      We advise you that we represent the Partnership and the General Partner on certain matters. However, we are not generally familiar with the affairs, business, assets, properties or agreements of the Partnership or the General Partner and the scope and force of our opinions herein are necessarily limited by that fact. There may be many matters of a legal nature concerning the Partnership and the General Partner about which we have not been consulted and concerning which we have no knowledge.

      In our capacity as special counsel to the Partnership and the General Partner, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, the conformity to original or certified documents of all documents submitted to us as conformed or photostatic copies and the legal capacity of natural persons. As to any matters of fact material to our opinions, we have relied, with your consent, upon statements of representatives of the Partnership and the General Partner, certificates of public agencies and the truth and accuracy of the warranties and representations of the Partnership and the General Partner in the Agreement. We have assumed the accuracy of such representations, warranties, statements and certificates and the factual matters contained therein without independent investigation or verification on our part. As to the existence of the Partnership and the General Partner, we have relied solely upon the certificates of public officials.

      We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to only United States federal law and the laws of the State of Texas.

      On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. The Partnership is a limited partnership, duly formed and validly existing under the laws of the State of Texas. The General Partner is a limited partnership, duly formed and validly existing under the laws of the State of Texas. Each of the Partnership and the General Partner has the partnership power and authority to own or lease its properties and to carry on its business as currently conducted, and is not required to be licensed or qualified to do business as a foreign partnership in any jurisdiction. Baytown Land Corporation is the sole general partner of the General Partner. The General Partner is the sole general partner of the Partnership.

2. The Partnership and the General Partner have full partnership power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly authorized by all necessary partnership action on the part of the Partnership and the General Partner, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of the Partnership and the General Partner, enforceable against the Partnership and the General Partner in accordance with its terms. No approval of the Agreement by the Limited Partners (as defined in the Agreement) is required under the Partnership Agreement or Applicable Law (as each is defined in the Agreement).

3. The Partnership and the General Partner have received approval from all necessary governmental agencies and authorities required to be received by the Partnership and the General Partner for the consummation of the transactions contemplated by the Agreement. Neither the execution and delivery of the Agreement, the consummation by the Partnership and the General Partner of the transactions contemplated thereby, nor the compliance with and fulfillment of the terms and provisions thereof by the Partnership and the General Partner will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, (a) the Partnership Agreement, (b) the BLI Partnership Agreement (as defined in the Agreement), (c) to the Actual Knowledge of the Primary Lawyer Group, any material agreement or instrument to which the Partnership or the General Partner is a party or by which either of them is bound, or (d) to the Actual Knowledge of the Primary Lawyer Group, any material order, judgment, or decree to which the Partnership or the General Partner is subject, or to the Actual Knowledge of the Primary Lawyer Group, result in the creation of any material lien, charge or encumbrance on any properties of the Partnership or the General Partner.

4. To the Actual Knowledge of the Primary Lawyer Group, except as disclosed on the Disclosure Schedule (as defined in the Agreement), there is no action, suit, proceeding or claim pending, or any investigation by any government or governmental agency or instrumentality, domestic or foreign, pending or threatened, against the Partnership or the General Partner or any employee benefit plan maintained by it or the assets, business or goodwill of the Partnership or the General Partner before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign, against the Partnership or the General Partner.

5. To the Actual Knowledge of the Primary Lawyer Group, there are no outstanding options, warrants, subscriptions, calls, contracts or other rights, arrangements or commitments of any kind, however, relating to the purchase or other acquisition of any Partnership Interest from the Partnership.

6. To the Actual Knowledge of the Primary Lawyer Group, there are no outstanding options, warrants, subscriptions, calls, contracts or other rights, arrangements or commitments of any kind, however, relating to the purchase or other acquisition of any interest in the General Partner from the General Partner.

      This opinion is limited by, subject to and qualified in all respects by the following:

      (a) The validity and enforceability of the Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, probate, conservatorship and other similar laws (including court decisions) now or hereafter in effect and affecting the rights of creditors generally and by general principles of equity (regardless of whether such validity and enforceability is considered in a proceeding in equity or at law).

      (b) We express no opinion as to whether a court would grant specific performance or any other equitable remedy with respect to the Agreement.

      (c) We express no opinion as to the enforceability of provisions relating to severability, indemnification or contribution.

      Our opinion in paragraph 3 above as to any required approvals of governmental authorities is based upon a review of those statutes, rules and regulations which, in our experience, are normally directly applicable to transactions of the type contemplated by the Agreement.

      To the extent that the obligations of the Partnership and the General Partner may be dependent upon such matters, we have assumed for purposes of this opinion, other than with respect to the Partnership and the General Partner, that each additional party to the agreements and contracts referred to herein is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms; and that there is no requirement of registration, consent, approval, license or authorization by any person or governmental authority required to be obtained by such other party and arising out of the execution, delivery or performance of the Agreement by such other party, except those contemplated by the Agreement and obtained prior to the date hereof. We are not expressing any opinion as to the effect of compliance by the Company with any state or federal laws or regulations applicable to the transactions because of the nature of any of its businesses.

      The term "Primary Lawyer Group" as used herein means the lawyers in this firm who have given substantive legal attention to the representation of the Partnerships in connection with the Agreement. The term "Actual Knowledge" means the conscious awareness of facts, agreements, instruments, orders, writs, judgments, decrees or other information by the Primary Lawyer Group, without undertaking any special investigation and without searching public records, our files or the files of the Partnership or the General Partner.

      This opinion is limited in all respects to federal laws of the United States of America, and the laws of the State of Texas, in each case as now in effect, which have been published and are generally available in a format that makes legal research reasonably feasible and we disclaim any responsibility to inform you of any changes. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction.

      This opinion is rendered only to the Company and is solely for its benefit in connection with the above transactions. This opinion may not be relied upon by the Company for any other purpose, or quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent

      This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or regulations that may hereafter occur.

      This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

                            LOCKE LIDDELL & SAPP LLP


                            By:________________________
                                  _________________